                                                                    EXHIBIT 10.8

                               SUBLEASE AGREEMENT

         SUBLEASE AGREEMENT (this "Sublease") made as of this 24th day of September, 2002, by and between COLOR KINETICS, INCORPORATED, a Delaware corporation ("Sublessor") and SMARTBARGAINS, INC., a Delaware corporation ("Sublessee").

                                 WITNESSETH THAT

         WHEREAS, Sublessor, as tenant, and RAK Old South Associates Limited Partnership, a Massachusetts limited partnership, as landlord (the "Landlord"), are parties to that certain Lease dated as of April 25, 2000, a copy of which is attached hereto as Exhibit A (the "Main Lease") pursuant to which Landlord has leased to Sublessor certain premises containing approximately 40,547 rentable square feet of space (the "Main Premises") located on the tenth and eleventh floors of the building (the "Building") located at 10 Milk Street, Boston, Massachusetts; and

         WHEREAS, Sublessor has agreed to sublease a portion of the Main Premises located on the tenth floor of the Building to Sublessee and Sublessee has agreed to sublease a portion of the Main Premises located on the tenth floor of the Building, consisting of approximately 20,271 rentable square feet space shown on Exhibit B attached hereto (the "Premises"), together with any applicable roof access and the right to exercise, in common with Sublessor and others entitled thereto, Sublessor's right to use the common areas under the Main Lease necessary or appropriate to Sublessee's use of the Premises, on the terms and conditions stated herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1. Sublease Premises. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Premises, upon and subject to the terms and conditions hereinafter stated or incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings specified in the Main Lease.

2. Roof Access. Subject to Landlord's prior written consent and provided that Sublessee shall pay Landlord $500 per month if Sublessee exercises such right and shall indemnify and hold Sublessor harmless from any claims or expenses related thereto, Sublessee shall have the right to install a satellite dish on the roof top of the Building for cable television and telecommunications service to the Premises. In addition to the access permitted under Section 2.6 of the Main Lease, the parties acknowledge and agree that Sublessee shall have the right to install in the Building and Premises cabling for cable television service to the Premises.

3. Term. To have and to hold for a term (the "Term") commencing (the "Commencement Date") on the earlier of (i) the later of the date that
         (A) Landlord grants its approval to this Sublease and (B) October 1, 2002; and (ii) the date that Sublessee occupies any portion of the Premises for operation of Sublessee's business, and terminating at 11:59

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

         p.m. on August 31, 2007 ("Termination Date"), unless sooner terminated as herein provided.

         IF THE COMMENCEMENT DATE DOES NOT OCCUR BY OCTOBER 1, 2002 (THE "OUTSIDE COMMENCEMENT DATE"), SUBLESSEE MAY TERMINATE THIS SUBLEASE BY GIVING SUBLESSOR WRITTEN NOTICE OF TERMINATION ON OR BEFORE THE EARLIER TO OCCUR OF: (I) TEN (10) BUSINESS DAYS AFTER THE OUTSIDE COMMENCEMENT DATE, AND (II) THE COMMENCEMENT DATE. IN THE EVENT THAT SUBLESSEE TERMINATES THIS SUBLEASE, THIS SUBLEASE SHALL BE DEEMED NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT AND SUBLESSOR SHALL PROMPTLY REFUND ANY SECURITY DEPOSIT PREVIOUSLY ADVANCED BY SUBLESSEE UNDER THIS SUBLEASE, AND SO LONG AS SUBLESSEE SHALL NOT BE IN DEFAULT UNDER ANY OF ITS OBLIGATIONS HEREUNDER AFTER APPLICABLE NOTICE AND GRACE PERIODS, THE PARTIES HERETO SHALL HAVE NO FURTHER RESPONSIBILITIES OR OBLIGATIONS TO EACH OTHER WITH RESPECT TO THIS SUBLEASE. IF LANDLORD SHALL FAIL TO CONSENT TO THIS SUBLEASE, SUBLESSOR SHALL NOT BE LIABLE TO SUBLESSEE FOR ANY DAMAGES, AND THE ADJUSTMENT OF THE COMMENCEMENT DATE AND, ACCORDINGLY, THE POSTPONEMENT OF SUBLESSEE'S OBLIGATION TO PAY RENT (AS DEFINED HEREIN) AND/OR SUBLESSEE'S RIGHT TO TERMINATE THIS SUBLEASE (AS PROVIDE ABOVE) SHALL BE SUBLESSEE'S SOLE REMEDY AND SHALL CONSTITUTE FULL SETTLEMENT OF ALL CLAIMS THAT SUBLESSEE MIGHT OTHERWISE HAVE AGAINST SUBLESSOR BY REASON OF LANDLORD'S FAILURE. SUBLESSOR SHALL USE GOOD FAITH EFFORTS TO OBTAIN LANDLORD'S CONSENT ON OR BEFORE SEPTEMBER 16, 2002.

         Once the Commencement Date has been established, Sublessee and Sublessor shall confirm the same in writing. Sublessor shall deliver possession of the Premises on the Commencement Date, free of tenants and occupants and all personal property and in broom clean condition.

4. Rent. Sublessee covenants and agrees to pay to Sublessor, without set-off, deduction or demand, except as set forth in this Sublease, as Basic Annual Rent hereunder as follows:

                                                   EQUAL
                                     ANNUAL       MONTHLY     ANNUAL PER RENTABLE
                                     RENT       INSTALLMENT      SQUARE FEET
Year 1                            $405,420.00   $ 33,785.00   $                20

Year 2                             425,691.00     35,474.25                    21

Year 3                             445,962.00     37,163.50                    22

Year 4                             466,233.00     38,852.75                    23

Year 5                             486,504.00     40,542.00                    24

         The Rent shall be payable in advance one (1) business day prior to the first day of each month during the Term at: 10 Milk Street, Boston, Massachusetts, or such other place as

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

         Sublessor shall from time to time designate in writing. It is the intention of the parties that the Rent shall be completely "net" to Sublessor such that all utilities furnished to or used by Sublessee at the Premises shall be paid or reimbursed by Sublessee as provided in paragraph 5, below.

         On or before October 1, 2002, Sublessee shall pay to Sublessor the sum of One Hundred One Thousand Three Hundred Fifty-Five and no/100 Dollars ($101,355.00) representing the Basic Annual Rent for the months of January, February and March, 2003 to be paid in advance. No Annual Rent shall be payable for the months of October, November and December, 2002.

5. Additional Rent. Sublessee covenants and agrees to pay the Sublessor, as additional rent, the following amounts (hereinafter, "Additional Rent"):

         a. Sublessee's Tax Share of all amounts payable by Sublessor pursuant to Article 4 of the Main Lease with respect to Taxes and Sublessee's Expense Share pursuant to Article 5 of the Main Lease with respect to Operating Costs; provided, however, for purposes of calculating the same, the "Operating Cost Base" shall be the calendar year 2002 and the "Tax Base" shall be the fiscal tax year commencing July 1, 2002 and terminating June 30, 2003;

         b.       All electricity used by Sublessee in the Premises pursuant to
                  Article 10 of the Main Lease based upon sub-meter or check-meter readings as the Premises are separately sub-metered or check metered;

         c. All items of Additional Rent (as defined in the Main Lease) charged by Landlord and attributable to the Premises, including supplementary services requested by Sublessee or provided by Landlord to the Premises pursuant to Articles 4 or 5 of the Main Lease; provided that if such items of Additional Rent cannot be separately identified as being attributable to the Premises then Sublessee shall pay its pro rata share of the same.

         d. Sublessee shall pay in a timely manner all charges for telephone, internet service, cable and other utilities contracted by Sublessee which are now or hereafter separately billed to Sublessee by the utility provider or by Landlord;

         e. With respect to any item of Additional Rent payable on a monthly basis, Sublessee shall pay the same at the same time as Rent shall be due hereunder; otherwise, Additional Rent shall be paid within fifteen (15) days after Sublessor notifies Sublessee of the amount thereof. Sublessee shall be liable for such Additional Rent only as it relates to the Premises and the Term covered by this Sublease; and

         f. As used herein, "Sublessee's Tax Share" shall be ten and two hundredths percent (10.02%) and "Sublessee's Expense Share" shall be ten and ninety hundredths percent (10.90%), as the same may be adjusted pursuant to the terms herein and/or in Main Lease.

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

6. Security Deposit. Sublessee will deposit with the Sublessor upon the execution of this Sublease a security deposit (the "Security Deposit") in the amount of Two Hundred Forty-Three Thousand, Two Hundred Fifty-Two and 00/100 Dollars ($243,252.00) to be held by Sublessor for the duration of this Sublease as security for the full performance by Sublessee of all the obligations on the part of Sublessee hereunder. The Security Deposit shall, at the option of Sublessee, be in the form of either cash or an irrevocable demand letter of credit (the "Letter of Credit"), in form and substance reasonably acceptable to Sublessor, issued by Fleet Bank, N.A. or other FDIC-insured banking institution reasonably acceptable to Sublessor (the "Issuing Bank").

         a. If the Security Deposit, or any portion thereof, is in the form of cash, Sublessor shall hold the same without liability for interest or to segregate such cash from Sublessor's other funds. Sublessee shall not mortgage, pledge, grant a security interest in, or otherwise encumber the Security Deposit. Sublessor shall have the right from time to time, without prejudice to any other remedy Sublessor may have on account thereof, to apply such Security Deposit, or any part thereof, to Sublessor's damages arising from any default (beyond applicable notice and cure periods) on the part of Sublessee. Upon such application, Sublessee shall promptly restore the Security Deposit to its original amount. Upon the full performance by Sublessee of its obligations hereunder, the Security Deposit, or such amount that shall be remaining after application of the same hereunder, shall be returned by Sublessor to Sublessee upon the expiration or earlier termination of this Sublease and surrender of possession of the Premises by Sublessee to Sublessor at such time.

                  If the Security Deposit is in the form of a Letter of Credit, such Letter of Credit shall, throughout the Term, be in full force and in compliance with the terms of this Sublease. Sublessee shall not mortgage, pledge, grant a security interest in, or otherwise encumber the Letter of Credit or the proceeds of the same. Sublessor shall have the right from time to time, without prejudice to any other remedy Sublessor may have on account thereof, to draw on the Letter of Credit and apply the proceeds, or any part thereof, to Sublessor's damages arising from any default (beyond applicable notice and cure periods) on the part of Sublessee. Upon such application, Sublessee shall promptly restore the Security Deposit to its original amount by either delivering cash or a new Letter of Credit complying with the provisions hereof to Sublessor. In addition, in the event that (i) Sublessor shall transfer its interest under the Main Lease to a third party and the Issuing Bank does not consent to the transfer of Sublessor's beneficial interest to such third party or issue a replacement Letter of Credit in identical form to such third party, or
                  (ii) such Letter of Credit will expire by its terms prior to the end of the Term, and Sublessee fails to provide a substitute Letter of Credit at least thirty (30) days prior to such expiration, then Sublessor may draw on the Letter of Credit. Any portion of the proceeds of the Letter of Credit not applied to cure a default by Sublessee hereunder, shall be held by Sublessor as a cash Security Deposit pursuant to the provisions of subparagraph A above, unless Sublessee shall deliver to Sublessor a new Letter of Credit complying with the provisions hereof, in which event the unapplied cash proceeds shall be promptly returned to

                  Sublessee. Upon the full performance by Sublessee of its obligations hereunder, the Letter of Credit (or the remaining proceeds thereof if previously drawn and not applied to cure a default by Sublessee hereunder), shall be surrendered by Sublessor to Sublessee upon the expiration or earlier termination of this Sublease and surrender of possession of the Premises by Sublessee to Sublessor at such time.

7. Incorporation of Main Lease. Except as otherwise expressly provided herein, all of the terms, covenants and conditions of the Main Lease are incorporated herein by reference and made a part hereof with the same force and effect as if set forth herein in their entirety, provided that those incorporated provisions of the Main Lease which are protective and for the benefit of Landlord shall, in this Sublease, be deemed to be protective and for the benefit of both Landlord and Sublessor, and those incorporated provisions of the Main Lease which are protective and for the benefit of Tenant shall, in this Sublease, be deemed to be protective and for the benefit of Sublessee; that references therein to "Landlord" and "Tenant" shall be deemed to refer to "Sublessor" and "Sublessee", respectively, that references therein to the "Premises", "Rent", "Additional Rent", "Commencement Date", "Rent Commencement Date" and "Termination Date" shall be deemed to refer to the "Premises", "Rent", "Additional Rent" and "Commencement Date", "Rent Commencement Date" and "Termination Date", respectively, hereunder, and that references therein to "this Lease" shall be deemed to refer to "this Sublease," as defined herein. Notwithstanding the foregoing, the following provisions of the Main Lease are not incorporated herein: Articles 2.3, 2.4, 2.5, 3, 7, 18.4(c), 21 (except as provided in paragraph 9 hereof) and 32, 33.9, 33.10, Exhibit B and Exhibit E. Sublessor hereby represents and warrants that (i) the Main Lease is in full force and effect and that the copy attached hereto as Exhibit A is a true, full and complete copy of the Main Lease, (ii) the Main Lease has not been amended except for Sublessor's exercise of its expansion option pursuant to Article 32 of the Main Lease, (iii) Sublessor is not in default under the Main Lease, (iv) to Sublessor's knowledge, Landlord is not in default under the Main Lease; (v) Sublessor shall not enter into an agreement or other arrangement that will modify, alter or amend the Main Lease so as to increase or burden the obligations of Sublessee pursuant to this Sublease, or burden or adversely affect Sublessee's right to use and occupy the Premises or any other rights of Sublessee pursuant to this Sublease; (vi) Sublessor shall take all action necessary for the continuance of the Main Lease and shall not do any act which would constitute a default under said Main Lease; and (vii) with respect to the Premises (tenth floor only) Sublessor shall not modify or surrender or exercise any right to cancel the Main Lease nor waive any of the terms, covenants or conditions thereof that would affect any of Sublessor's rights and benefits thereunder without the prior written consent of Sublessee, which shall not be unreasonably withheld or delayed and any modification or surrender or waiver made with respect to the tenth (10th) floor only without such consent shall be null and void and shall have no effect on the rights of Sublessee under this Sublease.

8.       Additional Sublessee Covenants. Sublessee hereby covenants and agrees:

         a. To observe, comply and perform all of the terms, covenants, conditions and provisions of the Main Lease on the part of the Sublessor, as tenant thereunder, to be performed pursuant to the provisions thereof, to the extent the same apply to the Premises and are not inconsistent with the terms and provision of this Sublease, and neither to do nor cause to be done, nor suffer, nor permit any act or thing to be done with respect to the Premises which would or might cause the Main Lease or the rights of Sublessor, as tenant thereunder, to be canceled, terminated, forfeited or surrendered, or might make Sublessor liable for any damages, claims or penalties. Landlord is a third party beneficiary of this provision and may enforce the terms hereof directly against Sublessee. Nothing in the foregoing sentence shall limit Landlord's right to enforce the Main Lease against Sublessor.

         b. Neither to cause or permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste, and to keep the Premises in the same condition as on the Commencement Date, reasonable wear and tear, damage by fire and other casualty and taking by eminent domain excepted.

         c. Sublessee shall maintain throughout the Term such insurance (with such coverages and in such amounts) as Sublessor is required to maintain pursuant to Article 31 of the Main Lease. Notwithstanding the coverage limits set forth in the Main Lease, Sublessee shall be required to maintain umbrella liability insurance of $5,000,000 in addition to minimum limits of (i) liability insurance of $1,000,000 per occurrence for personal liability (including death) and $1,000,000 per occurrence for property damage, and (ii) worker's compensation insurance of $100,000 per accident and per disease per employee. All liability insurance, including the $5,000,000 umbrella policy, shall name Sublessor, Landlord, and any other parties that Landlord may designate pursuant to the Main Lease as additional insureds. Sublessee agrees to deliver evidence of all such insurance to Sublessor and to Landlord as of the date hereof and thereafter not less than fifteen (15) days prior to the expiration of any such policy. Such insurance shall not be cancelable without fifteen (15) days' prior written notice to Sublessor and Landlord. Sublessor will not carry insurance of any kind on Sublessee's furniture, equipment or personal property, and, except as provided by law, shall not be obligated to repair any damage thereto or to replace the same.

9.       Assignment/Sub-Sublease.

         a. Sublessee covenants and agrees that neither this Sublease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged , pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Sublessee, or used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Sublessee, or for any use or purpose other than as stated herein or permitted under the Main Lease, or sublet or offered or advertised for subletting (collectively, a "Transfer"), without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed, and the consent of Landlord if required under the Main Lease. Sublessor agrees not to unreasonably withhold its consent provided that:

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                  (i) a proposed transferee meets the consent standards
                  described in Article 21.1 of the Main Lease; (ii) the proposed transferee is not a business competitor of Sublessor; (iii) Sublessee is not in default (beyond the expiration of any notice and cure periods) under this Sublease; or (iv) Landlord does not withhold its consent or does not condition its consent in such a manner as to increase Sublessor's obligations or decrease Sublessor's rights under the Main Lease; and (v) provided that Sublessee shall propose to sub-sublease to not more than two (2) sub-sublessees. Any attempted Transfer in violation of this Paragraph shall, at Sublessor's - option, be void, except that any attempted Transfer in violation of this Paragraph and without Landlord's written consent shall be automatically void without Sublessor's option. Consent by Sublessor to one or more Transfer(s) shall not operate as a waiver of Sublessor's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer (as defined below) release or relieve Sublessee from any obligation under this Sublease.

         b. Any Transfer or proposed Transfer shall be subject to all of the terms and conditions of Article 21 of the Main Lease, as if the Sublessor and Sublessee were the Landlord and Tenant, respectively, except that (i) in addition to paying any fees and expenses which Sublessor is required to pay Landlord pursuant to Article 21 of the Main Lease in connection with a request for consent to a proposed Transfer, Sublessee shall also reimburse Sublessor for Sublessor's actual third-party costs incurred in connection with the same (including Landlord's costs under Article 21 related to such request) not to exceed Two Thousand ($2,000) Dollars; (ii) Sublessee and Sublessor shall equally share the net amount of all rent and other consideration which Sublessee receives as a result of a Transfer that is in excess of the Rent payable to Sublessor for the portion of the Premises and Term covered by the Transfer, and after deducting all reasonable costs and expenses and any portion of such excess to which Landlord shall be entitled pursuant to the terms and conditions of
                  Article 21 of the Main Lease.

         c. If an Event of Default shall have occurred and be continuing, Sublessor may require that all sub-sublease payments be made directly to Sublessor, in which case Sublessee shall receive a credit against Rent in the amount of any payments received (less: any excess).

10. Sublessor's Covenant. Except for the obligations of Sublessee hereunder, Sublessor covenants to observe, comply and perform all of the terms, covenants, conditions and provisions of the Main Lease to be observed and/or performed by Sublessor, and neither to do nor cause to be done any act or thing (other than the exercise of Sublessor's rights hereunder) which would or might cause the Main Lease or this Sublease or the rights of Sublessee hereunder to be canceled, terminated, forfeited or surrendered or might make Sublessee liable for any damages, claims or penalties.

11. No Sublessor Maintenance, etc. Obligation. Sublessor shall not have any obligation to construct, maintain, alter, repair or restore the Premises, the Building, or other facility or improvement thereon or appurtenant thereto or to provide Sublessee with any service of any kind or description whatsoever except where it is the responsibility of Tenant under the Main Lease, nor shall Sublessor be responsible for the performance of Landlord's obligations under the Main Lease or be liable in damages or otherwise for any negligence of Landlord or for any damage or injury suffered by Sublessee as a result of any act or failure to act by Landlord or any default by Landlord in fulfilling its obligations under the Main Lease. Without limiting the generality of the foregoing, Sublessor shall not be required to perform any of the obligations, or to provide any of the services, to be performed or provided by Landlord under Article 13 of the Main Lease (but shall be responsible for obligations of Tenant thereunder). If Landlord shall default in any of its obligations to Sublessor, Sublessor shall cooperate with Sublessee, upon request by Sublessee and at Sublessee's sole cost and expense, in enforcing Sublessor's rights against Landlord under the Main Lease.

12. No Liability For Landlord Default. Sublessor will not incur any liability whatsoever to Sublessee for any injury, inconvenience, or damages incurred or suffered by Sublessee as a result of the exercise by Landlord of any of the rights reserved to Landlord under the Main Lease, nor shall such exercise constitute a constructive eviction or a default by Sublessor hereunder, unless such exercise by Landlord arises out of a default under the Main Lease by Sublessor but only to the extent such default is not attributable to the default of Sublessee hereunder.

13. Condition of the Premises. Sublessee agrees to accept possession of the Premises on the Commencement Date in broom clean condition, free of tenants and, in their current "as is" condition. By taking possession of the Premises on the Commencement Date, Sublessee is deemed to have accepted the Premises with no representation or warranty by Sublessor as to the condition of the Premises or suitability thereof for Sublessee's use. Notwithstanding the foregoing, upon the submission of paid invoices therefore Sublessor shall reimburse Sublessee in an amount not to exceed Four Thousand Dollars ($4,000) for installation of a kitchenette in the Premises subject to the prior written approval of Landlord and Sublessor of the plans for the kitchenette, which approval of Sublessor shall not be unreasonably withheld or delayed, and provided that, if Landlord so requests, Sublessee shall remove such kitchenette and restore the Premises at the expiration or earlier termination of this sublease.

14. Fire, Casualty and Eminent Domain. In the event the Premises, or a portion thereof, are rendered substantially unsuitable for their intended use by fire or other casualty or are taken by eminent domain, a just and proportionate abatement of Rent shall be made to the extent Sublessor is entitled to an abatement of rent under the Main Lease. Sublessee hereby releases and assigns to Sublessor all of Sublessee's right, title and interest in and to any and all damages to the Premises, except for moving and/or relocation awards payable to Sublessee and for amounts attributable to Sublessee's furniture, fixtures and equipment, for any taking by eminent domain or by reason of anything lawfully done in pursuance of public authority. Sublessee further covenants to deliver such further assignments and assurance thereof as Sublessor may from time to time reasonably request. In the event of a fire or other casualty or a taking by eminent domain, Sublessee shall have the right to terminate this Sublease in the manner and under the circumstances set forth in Articles 15 and 16 of the Main Lease as if fully set forth herein.

15. Default and Enforcement. It is agreed that the relationship between, and the rights of, Sublessor and Sublessee shall, with respect to enforcement of the provisions of this Sublease and termination hereof, be governed by Article 17 of the Main Lease as if they were Landlord and Tenant respectively. In any action or proceeding involving a dispute between Sublessor and Sublessee arising out of the enforcement of the terms and conditions of this Sublease, the prevailing party shall be entitled to receive from the other party its costs (including reasonable attorneys' fees) incurred in connection with such action or proceeding.

16. Consents. Sublessor shall not unreasonably withhold, condition or delay any consent or approval requested by Sublessee under the terms of this Sublease, provided, however, that it shall not be unreasonable for Sublessor to withhold or delay any such consent or approval until it has first obtained the written consent of Landlord with respect to such matter if required under the Main Lease.

17. Subordination; Termination. This Sublease is and shall be subject and subordinate to the Main Lease and all amendments and modifications thereto; provided, however, Sublessee shall not be subject to any future amendment or modification of the Main Lease which reduces Sublessee's rights or increases Sublessee's obligations hereunder. Upon termination of the Main Lease, (i) this Sublease shall terminate simultaneously therewith, without giving rise to any claim or action against Sublessor as a result of such termination, unless such termination was the result of a breach by Sublessor under the Main Lease and in no way attributable to a breach by Sublessee of any term, covenant or condition of this Sublease, and (ii) any unearned rent paid in advance shall be refunded to Sublessee unless such termination was the result of a breach by Sublessee of any term, covenant or condition of this Sublease.

18. Relationship between Sublessor and Sublessee. The parties hereto agree that the relationship between Sublessor and Sublessee hereunder shall, except as otherwise provided herein, be governed by the provisions of the Main Lease as if they were landlord and tenant under the Main Lease.

19. Notices. All notices required or permitted hereunder shall be in writing and given in the manner described in Article 24 of the Main Lease, at the following addresses:

         If to Sublessor: 10 Milk Street, Boston, Massachusetts 02108 Attn: CFO

         If to Sublessee:

                  If prior to the Commencement Date: 40 Broad Street, Boston, MA 02109 Attn: CFO

                  If on or after the Commencement Date: At the Premises. With a copy to Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, MA 02110 Attn: James Westra, Esquire

         If to Landlord: as provided in Article 24 of the Main Lease.

         Any of the persons named in this Section may change the address for notices by written notice sent to each of the other persons at the addresses as set forth herein.

20. Severability. If any provision of this Sublease shall to any extent be determined by any court of competent jurisdiction to be invalid or unenforceable for any reason, the parties agree to amend this Sublease so as to effectuate the original intent of the Sublessor and Sublessee. There are no oral or written agreements between Sublessor and Sublessee affecting this Sublease.

21. Consent of Landlord. The obligations of the parties hereto are conditioned upon Landlord's consent to this Sublease.

22. Amendment. This Sublease may not be amended, altered, or modified except by instrument in writing and executed by Sublessor and Sublessee.

23. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

24. Bind and Inure. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

25. Broker. Sublessor and Sublessee each represent and warrants to the other that it has not dealt with any broker in connection with this Sublease except for Cushman & Wakefield and Insignia/ESG to each of whom Sublessor shall be responsible for a commission. Sublessor and Sublessee shall indemnify the other against, and hold the other harmless from the breach of its representation and warranty hereunder.

26. Sublessor. The term "Sublessor" whenever used in this Sublease shall be limited to mean and include only the tenant or tenants at the time in question under the Main Lease, so that in the event that the original Sublessor hereunder, or any successor Sublessor, shall assign or otherwise dispose of its entire interest under the Main Lease, and the new tenant or tenants under the Main Lease shall assume the obligations of such original Sublessor or successor Sublessor, as the case may be, under the Main Lease, and recognize Sublessee's rights under this Sublease, such original Sublessor or successor Sublessor, as the case may be, shall thereupon be released from all liabilities and obligations of the Sublessor under this Sublease accruing after the time of such assignment or disposition (provided, that, any Security Deposit and accrued interest thereon shall have been transferred to the new tenant or tenants under the Main Lease) and all such liabilities and obligations shall thereupon become binding on the new tenant or tenants under the Main Lease. Sublessor agrees to give Sublessee prompt written notice of the assignment or disposition of its entire interest under the Main Lease, together with a copy of the instrument evidencing the assumption of Sublessor's obligations under the Main Lease and the recognition of Sublessee's rights under this Sublease. Notwithstanding anything herein to the contrary, no partner, general or limited, of Sublessor shall be personally liable for the observance or performance of Sublessor's obligations hereunder, all such liability being limited to the assets of Sublessor.

27. Consequential Damages. Notwithstanding anything to the contrary contained in this Sublease, neither party hereto shall be liable to the other for any indirect, special, consequential or incidental damages (including without limitation loss of profits, loss of use or loss of goodwill) regardless of (i) the negligence (either sole or concurrent) of either party, or (ii) whether either party has been informed of the possibility of such damages. It is expressly understood and agreed that damages payable by either party to Landlord shall be deemed to constitute direct damages of such party.

28. Multiple Counterparts. This Agreement may be executed in multiple counterparts, and as so executed shall constitute one original agreement. This Agreement shall be of no force or effect until fully executed by all parties.

         EXECUTED under seal as of the date first above written.

Witness:                                            Sublessor:

                                                    COLOR KINETICS, INCORPORATED

/s/ Nancy Fitzgerald                      By: /s/ David K. Johnson
-------------------------------               ----------------------------------
Name:                                         David K. Johnson
                                              CFO

Witness:                                            Sublessee:

                                                    SMARTBARGAINS, INC.

/s/ Marguerite J.  Hill                   By: /s/ Donato A. DeNovellis
---------------------------------             ----------------------------------
Name: Marguerite J. Hill                      Donato A. DeNovellis
                                              Executive Vice President and CFO

                               CONSENT OF LANDLORD

         The undersigned, being the Landlord under the Main Lease referred to herein hereby consents to the execution and delivery of the aforesaid Sublease dated September 24, 2002, between Color Kinetics, Incorporated and SmartBargains, Inc., including roof access described in Paragraph 2 of the Sublease, the installation of a kitchenette as shown on the attached plan and insurance limits as set forth in Paragraph 8 (c) of the Sublease. The undersigned further agrees that neither Color Kinetics, Incorporated nor SmartBargains, Inc. will be required to remove said kitchenette at the end of the Sublease term.

         WITNESS the due execution hereof under seal this 26 day of September, 2002.

                             RAK Old South Associates Limited Partnership

                                    By:  RAK Washington Ventures Limited
                                    Partnership, its General Partner

                                          By:  RAK Washington Corp., its General
                                          Partner

                                                By: /s/ Randy Kohana
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                    EXHIBIT A
                                   Main Lease

                                 LEASE AGREEMENT

                                     BETWEEN

                  RAK OLD SOUTH ASSOCIATES LIMITED PARTNERSHIP

                                       AND

                              COLOR KINETICS, INC.

                                   DATED AS OF

                                 APRIL 25, 2000

                               PREMISES LOCATED AT

                                 10 MILK STREET

                              BOSTON, MASSACHUSETTS

                       SUMMARY OF BASIC LEASE INFORMATION

         This Summary is hereby incorporated into and made a part of the attached Lease Agreement (this Summary and the Lease Agreement to be known collectively as the "Lease") which pertains to the office building located at 10 Milk Street, Boston, Massachusetts. Each reference in the Lease Agreement to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease Agreement, the terms of the Lease Agreement shall prevail.

   TERMS OF THE LEASE                                            DESCRIPTION
   ------------------                                            -----------
1. Date of the Lease                       April 25, 2000

2. LANDLORD                                RAK Old South Associates Limited Partnership

3. Address of Landlord                     c/o RAK
                                           140 West 57th Street
                                           New York, New York 10019

4. TENANT                                  Color Kinetics,Inc.

5. Address of Tenant                       50 Milk Street
                                           Boston, MA 02108
                                           (prior to Commencement Date)

                                           and

                                           10 Milk Street
                                           Boston, Massachusetts 02108
                                           (after Commencement Date)

6. Leased Premises                         Eleventh Floor at 10 Milk Street, Boston,
(Articles 1 and 32)                        Massachusetts, consisting of approximately 20,271 square feet of rentable area

                                           Option to expand onto tenth floor as set forth in Article 32

                                           Right of first offer on any contiguous space as set forth in
                                           Article 32

7. Term (Article 2)                        Seven Years with a Commencement Date and
                                           Expiration Date as defined in Section 2.1 (unless
                                           extended or earlier terminated)

                                           Estimated Commencement Date of August 1, 2000

                                           One five year option to extend subject to twelve

                                           month's prior notice

8. Basic Annual Rent (Article 3)           For Lease Years 1-3, $831,111.00 ($41.00 per rentable square foot)

                                           For Lease Years 4-7, $851,382.00 ($42.00 per rentable square foot)

9. Tax Escalation (Article 4)              Tenant's Tax Share 10.02% (to be recalculated if Tenant
                                           exercises option on tenth floor)

10. Expense Escalation (Article 5)         Tenant's Expense Share 10.90% (to be recalculated if Tenant exercises option on tenth floor)

11. Security Deposit (Articles 7 and 32)   $1,000,000.00 Irrevocable Letter of Credit (with paydown
                                           provision)

                                           Additional $1,000,000.00 (can be reduced to $500,000.00 upon certain condition) if expansion option exercised for tenth floor

12. Permitted Uses (Article 9)             General Office Purposes and uses accessory thereto, including kitchen with dishwasher, refrigerator, icemaker, and
                                           microwave, and prototype creation room.

13. Brokers (Section 33.11)                Cushman & Wakefield of Massachusetts, Inc. and Jones Lang
                                           LaSalle

                                TABLE OF CONTENTS

                                                                                                                PAGE
SUMMARY OF BASIC LEASE INFORMATION...........................................................................     i

TABLE OF DEFINITIONS.........................................................................................     v

1.       LEASED PREMISES.....................................................................................     1

2.       TERM................................................................................................     1

3.       BASIC ANNUAL RENT...................................................................................     4

4.       ADDITIONAL RENT - TAX ESCALATION....................................................................     4

5.       ADDITIONAL RENT - OPERATING EXPENSE ESCALATION......................................................     5

6.       TAX ON TENANT'S PROPERTY; OTHER TAXES...............................................................     7

7.       SECURITY DEPOSIT....................................................................................     7

8.       LATE PAYMENTS.......................................................................................     9

9.       USE OF LEASED PREMISES..............................................................................     9

10.      UTILITIES AND SERVICES..............................................................................     9

11.      CONDITION OF PREMISES..............................................................................     10

12.      ALTERATIONS OR ADDITIONS...........................................................................     11

13.      REPAIRS AND MAINTENANCE............................................................................     13

14.      LIENS..............................................................................................     13

15.      DAMAGE TO BUILDING OR LEASED PREMISES..............................................................     13

16.      EMINENT DOMAIN.....................................................................................     15

17.      DEFAULT............................................................................................     15

18.      REMEDIES UPON DEFAULT...............................................................................    16

19.      SURRENDER OF LEASED PREMISES; REMOVAL OF PROPERTY...................................................    19

20.      COSTS OF SUIT/ATTORNEYS' FEES.......................................................................    20

21.      ASSIGNMENT AND SUBLETTING...........................................................................    21

22.      TRANSFER OF LANDLORD'S INTEREST.....................................................................    22

23.      HOLDING OVER........................................................................................    23

24.      NOTICES.............................................................................................    23

25.      QUIET ENJOYMENT.....................................................................................    23

26.      COMPLIANCE WITH LAW.................................................................................    24

27.      ESTOPPEL CERTIFICATE BY TENANT......................................................................    24

28.      SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE......................................................    25

29.      RIGHTS RESERVED TO LANDLORD.........................................................................    26

30.      FORCE MAJEURE CLAUSE................................................................................    27

31.      INDEMNITY AND INSURANCE.............................................................................    27

32.      EXPANSION OPTION....................................................................................    29

33.      MISCELLANEOUS.......................................................................................    30

Exhibits
--------
Exhibit A      Leased Premises
Exhibit B      Work Letter
Exhibit C      Form of Estoppel Certificate
Exhibit D      Rules and Regulations
Exhibit E      Letter of Credit
Exhibit F      Janitorial Services

                              TABLE OF DEFINITIONS

ADA - as defined in Section 11.3.

ALTERATIONS -as defined in Section 12.1.

BASIC ANNUAL RENT - as defined in Article 3.

BUILDING - as defined in Section 1.1.

BUILDING-WIDE LAWS - as defined in Article 26.

BUILDOUT ALLOWANCE - as defined in Exhibit B.

COMMENCEMENT DATE - as defined in Section 2.1.

CONTRACTOR- as defined in Section 1.3.

EQUIPMENT TAXES - as defined in Section 6.1.

ESTIMATED COMMENCEMENT DATE - as defined in Section 2.3.

EVENT OF DEFAULT - as defined in Article 17.

EXPIRATION DATE - as defined in Section 2.1.

FORCE MAJEURE - as defined in Article 30.

LANDLORD - as defined in the preamble.

LANDLORD'S REPRESENTATIVES - as defined in Article 31.

LANDLORD'S WORK - as defined in Exhibit B.

LATE CHARGE - as defined in Section 8.1.

LEASE - as defined in Summary of Basic Lease Information.

LEASE YEAR - a twelve-month period during the term beginning on the same date as the Commencement Date in a calendar year.

LEASED PREMISES - as defined in Section 1.1.

MORTGAGEE - as defined in Article 28.

OPERATING EXPENSES - as defined in Section 5.5.

OPERATING STATEMENT - as defined in Section 5.2.

OPERATING YEAR - as defined in Section 5.2.

PERMITTED USES- as defined in the Summary of Basic Lease Information.

PROPERTY - as defined in Section 1.2.

SD HOLDER - as defined in Article 7.

SECURITY DEPOSIT - as defined in Article 7.

TAKING -as defined in Section 16.1.

TAX STATEMENT - as defined in Section 4.2.

TAX YEAR - as defined in Section 4.2.

TENANT - as defined in the preamble.

TENANT DELAY - as defined in Section 2.3.

TENANT'S EXPENSE SHARE - as defined in Section 5.1.

TENANT'S PLANS - as defined in Exhibit B.

TENANT'S REMOVABLE PROPERTY - as defined in Section 31.2.

TENANT'S REPRESENTATIVES - as defined in Article 26.

TENANT'S TAX SHARE - as defined in Section 4.1.

TENANT'S WORK - as defined in Exhibit B.

                                 LEASE AGREEMENT

         THIS LEASE is made and entered into this 25 day of April, 2000, by and between RAK Old South Associates Limited Partnership, a limited partnership organized under the laws of the Commonwealth of Massachusetts, ("LANDLORD") and Color Kinetics, Inc., a corporation organized under the laws of Delaware ("TENANT').

         1.       LEASED PREMISES.

         1.1 Subject to and upon the terms, conditions and covenants contained in this Lease, LANDLORD hereby leases to TENANT and TENANT hereby leases from LANDLORD the premises, being the entire eleventh floor of the Old South Building, 10 Milk Street, Boston, Massachusetts (the "BUILDING"), and more particularly shown on Exhibit A attached hereto and incorporated herein by reference (the "LEASED PREMISES").

         1.2 All references in this Lease to the "PROPERTY" shall mean and include the land known as 10 Milk Street, Boston Massachusetts and the Building of which the Leased Premises are a part.

         1.3 TENANT acknowledges and agrees that TENANT is leasing the Leased Premises in an "as is" condition, without the making of any repair or Alteration except LANDLORD shall use commercially reasonable efforts (i) to complete LANDLORD's Work prior to the Estimated Commencement Date, and (ii) to supervise TENANT'S Contractor so that TENANT'S Work will be complete prior to the Estimated Commencement Date. LANDLORD has agreed, for the fee set forth in Exhibit B to act as the Project Manager for the TENANT'S Work. As such, TENANT shall not be responsible for the supervision of the contractor selected to perform TENANT'S Work (the "CONTRACTOR") and no delay by the Contractor in the performance of TENANT'S Work shall be deemed to be a TENANT'S Delay, unless the Contractor's Delay is due to TENANTS act or omission, including, without limitation, TENANT'S delay in delivering TENANT'S Plans.

         1.4 TENANT acknowledges and agrees that the Leased Premises contain approximately 20,271 square feet of rentable area and that the Leased Premises comprise ten and two hundredths percent (10.02%) of the total rentable area of the Building and ten and ninety hundredths percent (10.90%) of the office space in the Building.

         2.       TERM.

         2.1 The term of this Lease shall be for seven (7) years commencing on the date (the "COMMENCEMENT DATE") which is five (5) days after the date on which (i) LANDLORD shall have substantially completed LANDLORD's Work and (ii) TENANTS contractor shall have substantially completed TENANT'S Work, and ending on the day preceding the seventh anniversary of the Commencement Date (the "EXPIRATION DATE") unless extended or earlier terminated as hereinafter provided. If the Commencement Date is not the first day of a month, the term shall be extended by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the term. Rent for any partial month during the term shall be prorated.

         For all purposes of this Lease, the Leased Premises shall be deemed substantially complete upon the later to occur of (i) completion of all of LANDLORD's Work and TENANT's Work, except for any punch list items, the completion of which will not materially interfere with the TENANT's use and occupancy of the Leased Premises, and (ii) issuance of a certificate of occupancy for the Leased Premises.

         From time to time, upon TENANT's request, LANDLORD shall advise TENANT of the progress of the LANDLORD's Work and TENANT's Work and the approximate date on which both will be substantially completed. In addition, whether or not TENANT requests the same, LANDLORD will use reasonable efforts to provide TENANT with at least 30 days notice of the date on which LANDLORD reasonably believes the LANDLORD's Work and TENANT's Work will be substantially complete. TENANT acknowledges that any such estimate by LANDLORD shall not be binding on LANDLORD and shall not be construed as anything more than a good faith estimate based upon the circumstances known to LANDLORD at such time.

         2.2 Upon commencement of the term, TENANT and LANDLORD shall agree in writing as to the proper date of the Commencement Date.

         2.3 In the event that substantial completion of TENANT's Work is delayed due to causes within TENANT's reasonable control, including TENANT's failure to furnish specifications, information, approvals, consents or the like as required hereunder no later than May 7, 2000 (a "TENANT DELAY"), on the Commencement Date in addition to any other amounts due under this Lease, TENANT shall pay to LANDLORD pro rated Basic Annual Rent for each day of TENANT Delay.

         2.4 In the event (i) LANDLORD has failed to complete LANDLORD's Work or (ii) TENANTs contractor has failed, for reasons other than TENANT Delay, to substantially complete TENANT's Work within three (3) months after August 1, 2000 (such date in August being the "ESTIMATED COMMENCEMENT DATE"), TENANT may elect to terminate this Lease by giving two (2) weeks written notice thereof to LANDLORD.

         2.5 TENANT shall have the right to extend the term of this Lease for one (1) five-year period in the following manner. At any time during the eighth (8th) through and including the eleventh (11th) months of the sixth (6th) Lease Year, TENANT shall give written notice to LANDLORD requesting that LANDLORD state the amount of the Basic Annual Rent for the extended term, which Basic Annual Rent shall be the greater of (i) the then-current Basic Annual Rent and (ii) the Prevailing Market Rent, as hereinafter defined. LANDLORD shall have until the fifteenth (15th) day of the twelfth (12th) month of the sixth (6th) Lease Year to respond in writing to TENANT's request. TENANT shall then have until the final day of the sixth (6th) Lease Year to exercise its option to extend the term of this Lease.

         PREVAILING MARKET RENT shall mean the rental that a landlord would be able to obtain from a third party desiring to lease the Leased Premises for the extension term taking into account the age of the building, the size and location of the Leased Premises, the services provided, the terms of the Lease, and all other relevant factors.

         If TENANT disagrees with LANDLORD'S determination of the Prevailing Market Rent,

TENANT may challenge such determination in the following manner, provided however, TENANT may challenge such determination only after TENANT has irrevocably exercised its extension option. TENANT shall give notice to LANDLORD of TENANT's intent to submit the matter to the appraisal process described below within thirty (30) days after TENANT exercises its extension option. If TENANT so elects, then within fifteen (15) days after the date of TENANT's notice of its election to submit the matter to the appraisal process, each party, at its cost, shall engage a real estate appraiser to act on its behalf in determining the Prevailing Market Rent for the Leased Premises for the extension term. The appraisers shall have at least five (5) years' commercial experience in the Boston metropolitan area, be designated as MAI appraisers, and shall be persons who would qualify as expert witnesses over objection to give opinion testimony on the issue of the Prevailing Market Rent in a court of competent jurisdiction. If a party does not appoint an appraiser within fifteen (15) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Prevailing Market Rent. If the two appraisers are appointed by the parties as stated in this Section, such appraisers shall meet promptly and attempt to set the Prevailing Market Rent. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last date the two appraisers are given to set the Prevailing Market Rent. Within thirty (30) days after the selection of the third appraiser, each appraiser shall render a separate appraisal. The rental values and terms arrived at by the three appraisers shall be averaged, and the resulting average shall be deemed the Prevailing Market Rent. However, in the event that there are three appraisals and the Prevailing Market Rent arrived at in any of the appraisals is more than ten percent (10%) higher or lower than the middle appraised Prevailing Market Rent, such high or low appraisal shall be discarded and the remaining two appraised values shall be averaged. If either by agreement of the parties or by appraisal the Prevailing Market Rent is not finally determined by the commencement of the extension term, then TENANT shall make monthly payments of Basic Annual Rent at the rate designated by LANDLORD until such time as the Prevailing Market Rent is finally determined by agreement of the parties or by an appraiser. If the monthly Prevailing Market Rent exceeds the monthly amount previously paid by TENANT for the extension term, TENANT shall forthwith pay the difference to LANDLORD for each of the months TENANT paid the lesser amount. If the monthly Prevailing Market Rent as finally determined for the Extension Term is less than the monthly amount previously paid by TENANT for the Extension Term, LANDLORD shall forthwith pay the difference to TENANT for each of the months TENANT paid the greater amount.

         2.6 The TENANT shall be allowed reasonable access to the Leased Premises prior to the Commencement Date for the purpose of installing voice and data cabling and other wiring and equipment as permitted under this Lease. Such access shall be deemed to be pursuant to, and shall be governed by, the terms, provisions, conditions and covenants of this Lease, except that TENANT shall not be required to make any payments of Basic or Additional Rent with respect to such occupancy. TENANT and LANDLORD agree to work together in good faith to schedule appropriate times for TENANTS contractors and employees to undertake such work.

         2.7 LANDLORD shall deliver the Leased Premises to TENANT free of all tenants and other occupants.

         3.       BASIC ANNUAL RENT.

         For the term of this Lease, TENANT shall pay to LANDLORD without reduction, abatement or set-off (except as specifically set forth in Articles 2, 15 and 16 hereof), rent at the following annual rates:

         Lease Years 1-3   $831,111.00 ($41.00 per rentable square foot)

         Lease Years 4-7   $851,382.00 ($42.00 per rentable square foot)

         Such amounts are hereinafter referred to as the "BASIC ANNUAL RENT". Throughout the term of this Lease, the Basic Annual Rent shall be payable on the first day of each calendar month, in advance, and at the same rate for any part of a month. For Lease Years 1-3, the equal monthly installments of Basic Annual Rent shall be $69,259.25. For Lease Years 4-7, the equal monthly installments of Basic Annual Rent shall be $70,948.50. Basic Annual Rent shall be paid to RAK Old South Associates Limited Partnership, Hatfield Phillips, Inc., on behalf of LBHI, P.O. Box 101-203, Atlanta, Georgia 30392-1203, or at such other address as may be designated by LANDLORD from time to time. The first installment of Basic Annual Rent is to be paid on the date of this Lease.

         4.       ADDITIONAL RENT - TAX ESCALATION.

         4.1      In the manner and according to the schedule set forth in
Section 4.2, during the term of this Lease, and any extension or renewal thereof and any further period during which TENANT shall hold the Leased Premises, or any part thereof, as a tenant-at-will or tenant-at-sufferance, TENANT shall pay to LANDLORD without reduction, abatement or set-off, as additional rent, an amount equal to ten and two hundredths percent (10.02%). ("TENANT'S TAX SHARE") of any real estate taxes levied with respect to the Property for each Tax Year in excess of $4.60 per rentable square foot of the Leased Premises, pro-rated for any fractional part of a year at the beginning or at the end of the tenancy. It is understood that such excess may result from a change in either the real estate tax rate or the assessed valuation of said property or both, or by reason of the levy, assessment or imposition of any tax or charge on real estate or income therefrom as such is not now levied or imposed.

         4.2 With each installment of Basic Annual Rent, TENANT shall pay to LANDLORD as additional rent an amount reasonably estimated by LANDLORD to be one-twelfth of Tenant's Tax Share of such excess taxes. The additional rent payments shall be subject to adjustment at the end of each fiscal year during the term and after the expiration or termination of this Lease as follows:

         As soon as practical following the end of each fiscal year commencing on July 1 in a given year and ending on June 30 in the following calendar year (a "TAX YEAR"), LANDLORD shall furnish TENANT with a statement of the actual Taxes and Tenant's Tax Share thereof for the Tax Year just ended (a "TAX STATEMENT"). If Tenant's Tax Share paid was more than the actual Tenant's Tax Share due with respect to such Tax Year, LANDLORD shall apply such overpayment against Basic Annual Rent next becoming due hereunder. If Tenant's Tax Share paid was less than the actual Tenant's Tax Share due with respect to such Tax Year, TENANT shall pay LANDLORD the amount of such underpayment within 30 days after receipt of the LANDLORD's statement.

         4.3 In the event LANDLORD receives an abatement of a tax with respect to which TENANT shall have paid its share pursuant to the foregoing, a proportionate part of such abatement, after deduction therefrom of the reasonable costs of obtaining the same, including without limitation attorneys' fees and appraisers' fees, shall be refunded to TENANT. The provisions of this
Article 4 shall survive the end of the term.

         5.       ADDITIONAL RENT - OPERATING EXPENSE ESCALATION.

         5.1 In the manner and according to the schedule set forth in Sections 5.2 and 5.3, during the term of this Lease, and any extension or renewal thereof and any further period during which TENANT shall hold the Leased Premises, or any part thereof, as a tenant-at-will or tenant-at-sufferance, TENANT shall pay to LANDLORD without reduction, abatement or set-off, as additional rent, an amount equal to ten and ninety hundredths percent (10.90%) ("TENANT'S EXPENSE SHARE") of Operating Expenses in excess of $7.40 per rentable square foot of the Leased Premises per annum, pro-rated for any fractional part of a year at the beginning or at the end of the tenancy.

         5.2 With each installment of Basic Annual Rent, TENANT shall pay to LANDLORD as additional rent an amount reasonably estimated by LANDLORD to be one-twelfth of Tenant's Expense Share of such excess Operating Expenses. The additional rent payments shall be subject to adjustment during the term and after the expiration or termination of this Lease as follows:

         Within a reasonable time after each calendar year during the term of this Lease, LANDLORD shall forward to TENANT an itemized statement of the total Operating Expenses for such year ("OPERATING YEAR") and a computation of the amounts payable by TENANT pursuant to this Article 5 for such year ("OPERATING STATEMENT"). LANDLORD or TENANT shall, within thirty (30) days after TENANTs receipt of an Operating Statement, make appropriate refund or payment (without interest), respectively, to the other, based on the amount claimed to be due in accordance with such Operating Statement and the amount paid on account thereof pursuant to Section 5.1.

         5.3 Until LANDLORD forwards the applicable Operating Statement for the preceding Operating Year, TENANT shall continue to pay the amount of the monthly payments due during the preceding Operating Year, subject to prompt additional payment or refund (without interest) for the intervening months once such Operating Statement is forwarded by LANDLORD to TENANT.

         5.4 The term "OPERATING EXPENSES" shall mean, for each calendar year, the aggregate costs and expenses incurred by LANDLORD for operation, maintenance and management of the Property, including, without limiting the generality thereof, the following: (i) salaries, wages, medical, surgical and general welfare benefits (including group insurance and retirement benefits) for employees of LANDLORD or any agent or contractor of LANDLORD engaged in the cleaning, operation, maintenance, security, or management of the Property, and payroll taxes and insurance premiums (usual and customary) relating thereto; (ii) Building electricity (but not electricity furnished to tenants), oil, gas, steam and water (including sewer assessment and utility tax); (iii) fire, casualty, liability, sprinkler, water damage, rent and other insurance carried by LANDLORD and any additional insurance as may be required by any mortgagee; (iv) repairs and maintenance of the Building and Building systems (including, without limitation, plumbing, heating, steam, elevators, air-conditioning units, electrical system), as affected by the provision below regarding capital expenditures; (v) Building supplies, uniforms and cleaning thereof; (vi) snow removal; (vii) cleaning of Building common areas; (viii) cleaning of all leased and other space occupied by tenants, tenants-at-will and tenants-at-sufferance;
(ix) rubbish removal; (x) window cleaning; (xi) service contracts with independent contractors for any of the foregoing (including without limitation, elevator, boiler and air-conditioning maintenance, cleaning, rubbish removal, security and similar services); (xii) accounting and legal fees incurred in the operation of the Building and common areas; (xiii) expenses incurred by LANDLORD in connection with compliance with any law, rule, order, ordinance, regulation or requirement of any governmental authority; (xiv) management fees at reasonable rates consistent with the type of occupancy and service rendered, whether or not paid to any person, firm, corporation or other entity having an interest in, or existing business relationship with, or common officers, directors or trustees with LANDLORD, or any affiliate of either; and (xv) All other expenses now or hereafter customarily incurred in connection with the operation, maintenance and management of office buildings;

EXCEPT that the following items shall be excluded from the definition of "OPERATING EXPENSES": (i) any payments on mortgages encumbering the Property,
(ii) brokerage fees, (iii) legal fees in connection with negotiation of leases and enforcement of existing leases, (iv) costs and expenses of fitting-up space for tenants, (v) special services for which separate charges are made to tenants, (vi) expenses incurred by LANDLORD in connection with services or other benefits of a type which are not building standard services or benefits provided to tenants generally, but which are provided only to specific tenants, including without limitation, costs of painting, renovating, decorating or redecorating,
(vii) salaries of officers and executives of LANDLORD not connected with the operation of the Property, and personnel costs of any employee above the grade of building superintendent, building manager or chief engineer, (viii) capital expenditures, except to the extent expressly permitted elsewhere in this Section 5.4, (ix) any charge for depreciation, (x) advertising and promotional expenses associated with the marketing of vacant space in the Building, (xi) costs and expenses incurred by LANDLORD in connection with the repair of damage to the Building or Property caused by fire or other casualty, insured or required to be insured against hereunder, (xii) overhead and profit increment paid to subsidiaries or affiliates of the LANDLORD for services to the Building, to the extent that such overhead and profit increment exceeds the amount of such increment that would be included in the cost for such services if such services were rendered at competitive rates by unaffiliated persons or entities of similar skill, competence and experience, (xiii) the cost of correcting defects in the initial construction or recent renovation of the Building, (xiv) the cost of any item for which the LANDLORD is reimbursed through condemnation awards or insurance proceeds, (xv) costs incurred due to violation by the LANDLORD or any other tenant of the Building of any lease or any laws, rules, regulations or ordinances applicable to the Building, (xvi) the cost of any work performed or service provided for which the LANDLORD is otherwise reimbursed, and (xvii) costs or expenses, whether categorized as capital expenses or operating expenses, incurred by LANDLORD in connection with the initial renovation of the Building, including without limitation labor and material costs, costs of replacement of equipment, cost of renovating common areas and tenant space; cost of asbestos removal; costs of cleaning common areas required as a result of construction activities, repairs to damage of the Building caused by construction activities, and other like charges.

If, during the term of this Lease, LANDLORD shall make a capital expenditure for the purpose of reducing Operating Expenses, the total cost of which is not properly includable in Operating Expenses for the year in which it was made, there shall nevertheless be included in such Operating Expenses for the year in which it was made and for each succeeding year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing (i) the original capital expenditure plus an interest factor, reasonably determined by LANDLORD as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the Greater Boston area, by
(ii) the number of years of useful life of the capital expenditure, as such useful life shall be determined reasonably by LANDLORD in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

         5.5 LANDLORD shall keep and maintain at LANDLORD's office at the Building full and accurate books of accounts and records, in accordance with generally accepted accounting practices and principles consistently applied, from which Operating Expenses, Taxes, Tenant's Tax Share and Tenant's Expense Share can be determined for the period in question. For a ninety (90) day period after receipt of an Operating Statement or Tax Statement, TENANT shall have the right during LANDLORD's business hours and upon reasonable prior notice to LANDLORD, to inspect or audit all such books and records relating to Operating Expenses and Taxes for the period which was covered by said Operating Statement or Tax Statement. If any such audit discloses that Operating Expenses, Taxes, Tenant's Tax share or Tenant's Expense Share was overstated, LANDLORD shall promptly pay to TENANT any excess paid by TENANT, and if such share was overstated by more than four (4%) percent, LANDLORD shall also reimburse TENANT for the cost of TENANT's audit or inspection. If any such audit discloses that Operating Expenses, Taxes, Tenant's Tax Share or Tenant's Expense Share was understated, TENANT shall promptly pay to LANDLORD the difference.

         5.6 The provisions of this Article 5 shall survive the end of the term.

         6.       TAX ON TENANT'S PROPERTY; OTHER TAXES.

         TENANT, shall be liable for, and shall pay, at TENANT's sole cost and expense, at least ten (10) days before delinquency, all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances placed by TENANT in or about, or owned or leased by TENANT in, upon or in connection with, the Leased Premises ("EQUIPMENT TAXES"). If any Equipment Taxes are levied against LANDLORD or the Property, or if the assessed value of the Property is increased by the inclusion therein of a value placed upon such personal property, fixtures, machinery, equipment, apparatus, systems or appurtenances of TENANT, then TENANT shall pay such Equipment Taxes or the amount of such increased assessment promptly upon demand by LANDLORD.

         7.       SECURITY DEPOSIT.

         A deposit (the "SECURITY DEPOSIT") in the form of cash or an unconditional, irrevocable $1,000,000.00 letter of credit issued by a national bank reasonably acceptable to LANDLORD, and in the form of EXHIBIT E attached hereto and incorporated herein by reference, shall be paid by TENANT within five
(5) business days after execution of this Lease and shall be held by the holder of the first mortgage on the Building (the "SD HOLDER") without liability for interest and as security for the performance by TENANT of TENANT's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent or a measure of LANDLORD's damages in case of default by TENANT. The SD Holder shall provide TENANT with acknowledgement of the receipt thereof and shall from time to time, at TENANT's request, provide TENANT with information with respect to the status thereof. Notwithstanding the deposit of the Security Deposit with the SD Holder, LANDLORD shall retain all obligations with respect thereto set forth herein. In the event that cash is, at any time, held as the Security Deposit hereunder, the holder thereof shall hold such cash as trustee in a segregated account for the property for the benefit of the TENANT subject only to the terms and provisions of this Lease. Upon the occurrence of any Event of Default under this Lease by TENANT, LANDLORD may, from time to time, without prejudice to any other remedy and without prior notice, use such portion of the Security Deposit as is necessary to make good any arrearages of any installment of Basic Annual Rent, additional rents, or other amounts or charges payable by TENANT hereunder, or any other damage, injury, expense, or liability caused to LANDLORD by such breach or default. For draws by LANDLORD for damage, injury, expense or liability other than failure by TENANT to pay Basic Annual Rent or additional rents, LANDLORD will not draw an amount in excess of $100,000.00 without five
(5) business days notice to TENANT specifying the amount of the intended draw. At any time LANDLORD is holding cash as the Security Deposit hereunder, TENANT shall have the right, in accordance with the terms hereof, to replace such cash with a letter of credit and upon such replacement, LANDLORD shall return the cash held to TENANT. If LANDLORD shall transfer its interest in the property, LANDLORD shall assign the Security Deposit to the transferee.

         At the end of every Lease Year, TENANT shall have the right to reduce the amount of cash by $100,000.00 or replace the letter of credit comprising the Security Deposit with a letter of credit in an amount reduced by $100,000.00, provided in either instance, at no time during the previous Lease Year has there been a Tenant Event of Default under this Lease. Following any application of the Security Deposit, if the Security Deposit is in the form of a letter of credit TENANT shall have issued to LANDLORD on demand a replacement letter of credit in the full amount of the letter of credit prior to LANDLORD's draw. Failure by TENANT to replace the letter of credit (i) in the full amount within ten (10) days of receipt by TENANT of notice of LANDLORD's draw or (ii) no later than five (5) days prior to the stated expiration date, shall, in either instance, be an Event of Default under this Lease, and in the case the event described in (ii) occurs, shall permit LANDLORD to draw the entire amount of the letter of credit. Any balance of the Security Deposit remaining at the end of the term shall be returned to TENANT within thirty (30) days after TENANT's compliance with each and every provision of Article 19 hereof.

         In the event TENANT exercises its option to acquire all or part of the tenth floor, TENANT shall increase the Security Deposit by $1,000,000.00 (subject to reduction as set forth in Section 32.1) at the time of exercise of the option, and thereafter the annual reduction of the total Security Deposit shall continue to be $100,000.00.

         8.       LATE PAYMENTS.

         8.1 In the event TENANT fails to pay any installment of Basic Annual Rent, additional rents, or other amounts or charges payable hereunder when and as due, and the delinquency continues for a period of five (5) business days after the day the amount as due hereunder (without notice or demand), TENANT shall also pay to LANDLORD with such delinquent amount a late charge in an amount equal to five percent (5%) of the delinquent amount for the purpose of defraying administrative costs and expenses (but specifically excluding attorneys' fees, court costs, and other damages) incident to handling the delinquency (the "LATE CHARGE"). The Late Charge shall be deemed additional rent and the right to require it shall be in addition to all of LANDLORD's other rights and remedies hereunder or at law or in equity and shall not be construed as interest or liquidated damages or as limiting LANDLORD's remedies in any manner.

         8.2 All monetary obligations of either party hereunder to the other remaining past due five (5) business days or more after the date specified herein for payment shall bear interest from the due date so specified until paid at the rate of the greater of (i) one percent (1%) per month or (ii) four percent (4%) per annum above the prime rate charged by Fleet Bank of Boston or its successor.

         8.3 Notwithstanding anything contained herein to the contrary and notwithstanding the collection by LANDLORD of Late Charges and interest, the failure of TENANT to timely pay any installment of Basic Annual Rent, additional rents, or other amounts or charges payable by TENANT hereunder shall constitute an Event of Default as provided in Article 17 hereof.

         9.       USE OF LEASED PREMISES.

         TENANT shall use the Leased Premises only for the Permitted Uses, subject to compliance with all applicable laws, ordinances, rules, regulations, orders and directives.

         10.      UTILITIES AND SERVICES.

         10.1 The Leased Premises are separately metered for electricity. TENANT shall pay all charges for electricity furnished to the Leased Premises directly to the utility company servicing the Building. In addition, subject to
Section 12.5 of this Lease TENANT shall, at its sole cost and expense, make all arrangements for and pay for all telephone, computer, and all similar services used by TENANT. TENANT shall also pay for the use of the air handlers at the Leased Premises. Upon written request by TENANT and at TENANT's expense, LANDLORD will install additional air handlers (beyond those to be provided per LANDLORD's Work) for a one-time hookup cost of $500 per air handler.

         10.2 LANDLORD agrees to furnish to TENANT, as an Operating Expense, the following, which are subject always to Force Majeure: (i) water for use in the lavatories and kitchen on each floor on which the Leased Premises are located, (ii) elevator service, (iii) electricity to the Leased Premises for general office use, and (iv) during normal business hours, heat and air conditioning in season, at such temperature and in such amounts as are standard for comparable buildings or as required by government authority. For the purposes of this Lease, normal business hours shall be 8:00 a.m. to 6:00 p.m. Monday through Friday, excluding holidays, and 8:00 a.m. to 1:00 p.m. on Saturdays; the normal heating season of the year shall be October 1 through May 15; and the normal cooling season of the year shall be May 16 through September 30. Upon forty-eight (48) hours prior notice from TENANT, LANDLORD shall provide overtime heating/cooling to the Leased Premises at a cost of the greater of (i) the cost per hour as shown on the most recent utility company invoice, or (ii) $100 per hour. TENANT shall have access to the Leased Premises twenty-four hours a day, seven days a week.

         10.3 Standard Building cleaning service, as described in EXHIBIT F attached hereto, including window cleaning and rubbish removal, shall be furnished by LANDLORD as an Operating Expense. LANDLORD shall have no obligation to furnish cleaning service for any portion of the Leased Premises which may be used (to the extent permitted under this Lease) for the preparation, dispensing or consumption of food or beverages or for any purpose other than general office use, and TENANT shall keep such portions of the Leased Premises in a clean and orderly condition at TENANT's sole cost and expense. In the event that TENANT shall fail to keep such portions of the Leased Premises in a clean and orderly condition, LANDLORD may do so and any costs incurred by LANDLORD in connection therewith shall be payable by TENANT to LANDLORD upon demand, as additional rent hereunder. TENANT shall also pay to LANDLORD, as additional rent hereunder, amounts equal to any increase in the cost of cleaning service in and about the Leased Premises if such increase in cost is due to (a) use of the Leased Premises by TENANT during hours other than normal business hours, or (b) location in, on or about the Leased Premises of any fixtures, improvements, materials or finish items (including without limitation wall coverings and floor coverings) other than those which are of the standard type adopted by LANDLORD for the Building.

         10.4 LANDLORD shall provide on-site Building security by maintaining a security attendant in the main lobby of the Building twenty-four hours per day. Building security service will constitute an Operating Expense.

         10.5 TENANT shall have the right to use, in common with others, on floors where the Leased Premises constitutes some but not all of the rentable space on a floor, the stairways, entrances and elevators of the Building, subject always to Force Majeure.

         10.6 TENANT agrees that, at all times, TENANTs use of electricity and other utilities and services shall never exceed the capacity of the feeders to the Building or the risers or wiring installation in the Building. TENANT shall not install or use or permit the installation or use in, on or about the Leased Premises of any fixture, equipment, machinery, apparatus or system using electric current in excess of 100 volts or requiring power in excess of 500 watts, without the express prior written consent of LANDLORD which shall not be unreasonably withheld. TENANT shall pay, at its sole cost and expense (and reimburse LANDLORD, as appropriate and upon billing, as additional rent under this Lease), any and all costs and expenses in any way relating to the purchase, installation, operation, maintenance and repair of any additional facilities, wires, pipes, fixtures, equipment, machinery, apparatus, system, and related accessories and appurtenances attributable to TENANT's use of the Leased Premises.

         11.      CONDITION OF PREMISES.

         11.1 Subject to (i) substantial completion of the LANDLORD's Work and TENANT's

Work, (ii) the correction of punch list items described in Section 2.1, and
(iii) latent defects and necessary corrections and adjustments to seasonal items such as heating and air conditioning of which TENANT provides timely notice to LANDLORD within one year following the Commencement Date, by taking possession of the Leased Premises, TENANT shall be deemed to accept the same and acknowledge that they comply fully with LANDLORD's covenants and obligations hereunder. TENANT acknowledges that neither LANDLORD nor any officer, director, trustee, employee, servant, agent, contractor or representative of LANDLORD has made any representation or warranty with respect to the Property or the Leased Premises or with respect to the suitability or fitness of the Property or the Leased Premises for the conduct of TENANT's business or any other purpose.

         LANDLORD shall use good faith efforts to correct or complete any punch list items as soon as reasonably possible, and, provided notice is given to LANDLORD in accordance with the provisions of this Section 11.1, to correct any latent defects and make any necessary corrections and adjustments to seasonal items such as heating and air conditioning that are not readily discoverable by TENANT on or about the date of Substantial Completion within a reasonable time after receipt of notice of the need therefor from TENANT.

         11.2 During the term of this Lease and any further period during which TENANT shall hold the Leased Premises, or any part thereof, as a tenant-at-will or tenant-at-sufferance, TENANT at its sole cost and expense shall maintain the Leased Premises in as good condition and repair as when TENANT took possession, reasonable wear and tear and damage by casualty or condemnation only excepted, and shall repair all damage or injury to the Leased Premises or to windows, glass, fixtures, equipment, machinery, apparatus, systems, wires, pipes, facilities and related accessories and appurtenances of the Leased Premises caused by TENANT's installation or removal of its property or resulting from the conduct of TENANT and TENANT's Representatives.

         11.3 LANDLORD shall be responsible for constructing LANDLORD's Work and TENANT's Work in compliance with all Laws, including Title III of the Americans with Disabilities Act (the "ADA"), provided that TENANT, not LANDLORD, shall be responsible for the correction of any violations that arise out of a failure by TENANT's architect to prepare TENANT's Plans in compliance with all Laws, including the ADA. LANDLORD shall be responsible for compliance of the Building and Leased Premises with all Laws, except as provided in Sections 12.4 and 26 below, unless a lack of compliance is due to the failure of TENANT's Plans to comply with applicable laws.

         12.      ALTERATIONS OR ADDITIONS.

         12.1 TENANT shall make no alterations, additions, installations, changes or improvements (collectively "ALTERATIONS") to, in, on or about the Leased Premises without in each instance LANDLORD's prior written consent having first been obtained, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, LANDLORD's consent shall not be required for any Alteration that is not visible from the exterior of the Leased Premises or Building, will not affect the systems or structure of the Building; and does not exceed in each case a cost of $25,000. Without limiting the foregoing, it is agreed that TENANT shall have the right to install voice and data cabling and its own lighting products in the Leased

Premises without the consent of LANDLORD. No such consent granted by LANDLORD in a particular instance shall relieve TENANT of the obligation to obtain such consent in any other instance. LANDLORD may impose, as a condition to its consent, such requirements as LANDLORD in its reasonable discretion may deem desirable, including, but not limited to, the requirement that TENANT utilize only contractors, materials, mechanics and materialmen approved by LANDLORD which consent shall not be unreasonably withheld or delayed. Under no circumstances shall any Alteration be made which might weaken or impair the structure of or reduce the value of the Leased Premises or the Building.

         12.2 Except as specifically included in LANDLORD's Work, all Alterations, in, on or about the Leased Premises shall be made, purchased and constructed at TENANT's sole cost and expense, and shall be of a quality in materials and workmanship at least equal to the present construction.

         12.3 All Alterations constructed, placed or made to, in, on or about the Leased Premises shall be and become part of the realty and the sole and absolute property of LANDLORD and shall remain upon and be surrendered with the Leased Premises at the expiration or earlier termination of this Lease unless LANDLORD by notice delivered to TENANT as set forth in the following sentence elects to relinquish LANDLORD's rights thereto, in which case TENANT shall remove such Alterations or additions prior to the end of the term and restore the Premises to the condition existing prior to such alteration or addition. LANDLORD agrees that it shall advise TENANT at such time TENANT requests LANDLORD's consent to any such Alteration whether or not TENANT shall be required to remove same at the end of the term of this Lease and if removal shall be so required, LANDLORD shall also advise TENANT of the nature of the restoration which will be required as a result of such removal, provided that in any such request by TENANT for LANDLORD's consent to the applicable Alteration, TENANT shall specifically request LANDLORD to advise TENANT whether or not such Alteration must be removed prior to the expiration of the term of this Lease and the extent of any restoration. TENANT shall have the right to remove its furniture, trade fixtures, equipment and other personal property from the Leased Premises, but TENANT shall repair, at its sole cost and expense, any damage to the Leased Premises or the Building caused by such removal. Notwithstanding anything to the contrary provided herein, TENANT shall not be required to remove any of TENANT's Work.

         12.4 TENANT warrants and agrees that from and after the Commencement Date, all Alterations to, in, on or about the Leased Premises shall comply with and conform to all requirements, rules, regulations, laws, statutes, ordinances, orders and directives of all legally constituted authorities relating thereto. TENANT shall obtain all necessary permits and approvals at its sole cost and expense and all applications therefor shall be submitted to LANDLORD for approval or modification prior to filing. TENANT shall give LANDLORD prior written notice of any inspection of the Leased Premises or related common areas by any governmental authority.

         12.5 TENANT and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building for the installation and operation of telecommunications systems, including but not limited to voice, optic, microwave, wireless and any other transmission systems, for part or all of TENANT's telecommunications within the Building and from the Building to any other location without LANDLORD's prior written consent. After completion of TENANT's Work, if TENANT wishes to have any additional cables, wires or other components of a telecommunications system installed in the Building, TENANT shall request LANDLORD's consent, which may be conditioned on, among other things, execution of a license agreement.

         12.6 Whenever TENANT requests LANDLORD to take any action or give any consent required or permitted under this Lease, TENANT will reimburse LANDLORD for LANDLORD's reasonable out-of-pocket costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten (10) days after LANDLORD's delivery to TENANT of a statement of such costs. TENANT will be obligated to make such reimbursement without regard to whether LANDLORD consents to any such proposed action.

         12.7 Upon completion of any Alterations to, in, on or about the Leased Premises other than those specifically included in LANDLORD's Work or TENANT's Work, TENANT shall make a one-time payment to LANDLORD in an amount equal to four percent (4%) of any costs in excess of $25,000.00.

         13.      REPAIRS AND MAINTENANCE.

         Except as otherwise provided in Article 15 hereof, LANDLORD shall maintain and repair as an Operating Expense, the roof, public areas, exterior walls and structure of the Building, including the plumbing, steam and electrical systems and other common facilities serving the Leased Premises as may be necessary to keep the same in serviceable condition, provided maintenance and repair of the air handlers for the Leased Premises shall be the obligation of, and shall be done at the cost of TENANT.

         14.      LIENS.

         TENANT shall not file or record any notice of contract or other lien or encumbrance with respect to the Leased Premises or any alteration, addition, installation, change or improvement relating thereto or the maintenance and repair thereof, and if such be filed, TENANT will do all things necessary and pay all costs and expenses in connection with the removal of same, including attorneys' fees. At TENANT'S expense, no earlier than 45 days after receipt by TENANT of notice of such lien and only if TENANT shall have failed to have had such lien removed, LANDLORD may, but shall not be obligated to, have such notice of contract or other lien or encumbrance removed, cleared of record, discharged or dissolved, by way of payment or bonding of same or otherwise, at LANDLORD'S sole discretion, without inquiry as to the validity thereof, and any costs and expenses including attorneys' fees, incurred by LANDLORD in connection therewith shall be deemed additional rent hereunder due from TENANT to LANDLORD upon demand.

         15.      DAMAGE TO BUILDING OR LEASED PREMISES.

         15.1 In the event that the Building should be substantially destroyed by fire or other casualty, this Lease shall terminate on the date of such destruction. If the Leased Premises or the

Building are damaged or destroyed, thereby rendering the Leased Premises totally or partially inaccessible or unusable, and this Lease is not terminated pursuant to the preceding sentence, then LANDLORD shall diligently repair and restore the Leased Premises and the Building, but only to the extent permitted by the net award of insurance proceeds, to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in LANDLORD's judgment such repair and restoration cannot be completed within two hundred seventy (270) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then either LANDLORD or TENANT shall have the right to terminate this Lease by giving written notice of termination to the other within thirty (30) days after the occurrence of such damage or destruction, for LANDLORD, or notice to TENANT of time required to restore.

         Notwithstanding anything herein to the contrary, LANDLORD shall not be obligated to restore the Leased Premises or the Building and shall have the right to terminate this Lease if (1) the holder of any mortgage encumbering the Property fails or refuses to make insurance proceeds available for such repair and restoration, or (2) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Leased Premises are damaged or destroyed.

         Notwithstanding anything to the contrary provided herein, in the event that the LANDLORD fails to fulfill its obligation to restore the Leased Premises as above provided within two hundred seventy (270) days after such fire or other casualty for whatever reason, including without limitation, insufficiency of available insurance proceeds, TENANT shall have the right to terminate this Lease by written notice to LANDLORD prior to such restoration.

         15.2 In the event that the Building or the Leased Premises, or any part thereof, are damaged or destroyed by fire or other casualty, a just and proportionate abatement of the Basic Annual Rent and Additional Rent (including taxes and Operating Expenses) as provided in Articles 3 through 6 hereof, shall be made according to the nature and extent of any impairment of TENANTS use of the Leased Premises, until either the Building and the Leased Premises have been restored or this Lease is terminated, all as hereinabove provided.

         15.3 Notwithstanding anything contained herein to the contrary, LANDLORD shall have no obligation to clean, restore, rebuild, repair or replace TENANTS furniture, furnishings, fixtures, decorations, partitions, equipment, machinery, apparatus, systems, stock-in-trade, inventory, files, records, papers, documents, alterations, additions, installations, changes, or other improvements or property which may have been installed, placed, located, constructed or made to, in, on or about the Leased Premises by or for TENANT, the same being the sole risk, responsibility, cost and expense of TENANT except that LANDLORD shall have the obligation to restore LANDLORD's Work.

         15.4     TENANT acknowledges and agrees that the provisions of this
Article 15 shall constitute the sole and exclusive remedies of TENANT in connection with the events set forth herein, and TENANT further acknowledges and agrees that the exercise of any such remedies, including without limitation the termination of this Lease by either LANDLORD or TENANT, shall constitute a full and complete settlement of any and all claims of and by TENANT.

         15.5 This Article 15 shall survive the termination of this Lease and the term hereunder.

         16.      EMINENT DOMAIN.

         16.1 If the whole or any part of the Leased Premises or the Property should be taken or condemned, in any manner, by exercise of the power of eminent domain or sold to a taking or condemning authority under threat of taking or condemnation, or shall receive any direct or consequential damage for which LANDLORD or TENANT may be entitled to compensation by reason of anything lawfully done in pursuance of any public or other authority (individually and collectively a "TAKING"), then, except as hereinafter provided, this Lease shall terminate at the election of LANDLORD provided that written notice is given to TENANT within sixty (60) days of the date of the Taking, and such election may be made in case of any Taking, even if the entire interest of LANDLORD shall have been divested by the Taking. If LANDLORD shall not so elect, a just and proportionate abatement of the Basic Annual Rent and Additional Rent (including Taxes and Operating Expenses) as provided in Articles 3 through 6 hereof, shall be made according to the nature and extent of any impairment of TENANT's use of the Leased Premises, until the Leased Premises or what may remain thereof shall have been restored as nearly as possible to its condition prior to the Taking. In addition, Basic and Additional Rent for any portion of the Leased Premises so taken shall be abated during the unexpired term of this Lease, effective when the physical taking of said portion of the Leased Premises shall occur.

         16.2 In the event that the portion of the Building or Leased Premises that is taken leaves the remainder unsuitable for use by TENANT for the Permitted Uses, TENANT shall have the right to terminate this Lease by written notice to LANDLORD no later than thirty (30) days after receipt by TENANT of notice of such Taking.

         If this Lease is not terminated as aforesaid, LANDLORD shall diligently repair and restore the Leased. Premises and the Building, but only to the extent permitted by the net Taking award, to substantially the same condition they were in prior to the Taking. In the event that LANDLORD fails to restore the Leased Premises as above provided within two hundred seventy (270) days after such Taking for whatever reason, including without limitation, insufficiency of available Taking award, TENANT shall have the right to terminate this Lease by written notice to LANDLORD prior to such restoration.

         16.3 LANDLORD reserves to itself, and TENANT assigns to LANDLORD, all rights to damages and/or compensation that may accrue on account of any such Taking, provided that TENANT shall have the right to claim and recover from the Taking or condemning authority on account of any cost or loss due to removing its materials, supplies, fixtures, equipment, relocation and moving expenses, and any business interruption award. Subject to the aforementioned, TENANT agrees to execute such further instruments of assignment of such damages and/or compensation as LANDLORD may from time to time request, and to pay over to LANDLORD any such damages and compensation that may be received by TENANT.

         16.4 This Article 16 shall survive the termination of this Lease and of the term hereunder.

         17.      DEFAULT.

         Each of the following events shall be deemed to be an event of default ("EVENT OF DEFAULT") by TENANT under this Lease:

         (a) If TENANT shall fail to pay any installment of Basic Annual Rent, additional rents or any other amounts or charges payable by TENANT under this Lease and such failure shall continue for a period of five (5) business days after notice thereof to TENANT.

         (b) If TENANT, after notice specified in subsection 17(a) above having been given by LANDLORD twice in any twelve month period, shall fail during such twelve-month period to pay any installment of Basic Annual Rent, additional rents or any other amounts or charges payable to TENANT under this Lease on or before the date on which the same becomes due and payable.

         (c) If TENANT shall fail to comply with any term, provision, condition or covenant of this Lease, other than those pertaining to the payment of money, and shall not cure such failure within fifteen (15) days after written notice thereof to TENANT; provided that if such default is curable but is of such a nature that the cure thereof cannot be completed within such period, TENANT shall not be deemed to be in default hereunder if TENANT commences such cure promptly upon receipt of such notice and diligently prosecutes the same to completion as reasonably promptly thereafter as possible.

         (d) If TENANT fails to provide a replacement letter of credit within the timeframes required under Article 7 of this Lease.

         (e) If TENANT shall make an assignment for the benefit of creditors, or if the estate created hereby shall be taken on execution or by other process of law.

         (f) If TENANT shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof pertaining to bankruptcy, insolvency or debtor relief, or TENANT shall have a petition or other proceedings filed against TENANT under any law or chapter thereof and such petition or proceedings shall not be vacated or set aside within sixty (60) days after such filing.

         (g) If a receiver, guardian, conservator, trustee or other officer shall be appointed to take charge of all or any substantial part of the assets or property of TENANT and such appointment shall not be terminated and possession of such assets and property restored to TENANT within thirty (30) days after such appointment.

         18.      REMEDIES UPON DEFAULT.

         18.1 Upon the occurrence of any Event of Default by TENANT, LANDLORD shall be entitled to all of the rights and remedies available to LANDLORD at law or in equity, including without limitation the right to do any one or more of the following:

         (a) If the Event of Default by TENANT relates to the payment of any installment of Basic Annual Rent, additional rents or any other amounts or charges payable by

         TENANT hereunder, terminate this Lease by at least fourteen (14) days' notice to TENANT, or such other notice as may be permitted by any law now or hereafter in force, and recover from TENANT all rent and other amounts payable to LANDLORD under this Lease as of the date of termination.

         (b) If the Event of Default does not relate to payments as stated in subsection 18.1(a), terminate this Lease by at least five (5) days notice.

         (c)      Enforce any and all lien rights and security interests.

         (d) Terminate any and all subleases, licenses, concessions or other arrangements for possession entered into by TENANT and affecting the Leased Premises; or, at LANDLORD's option by notice to TENANT, succeed to TENANT's interest in any or all such subleases, licenses, concessions or arrangements, whereupon TENANT shall have no further right to or interest in the rent or other consideration receivable thereunder.

         (e) Maintain an action to recover possession of the Leased Premises, with or without formal demand or re-entry.

         (f) Enter into and upon the Leased Premises or any part thereof and repossess the same as of LANDLORD's former estate, and remove all persons and property therefrom without being guilty of any manner of trespass.

         18.2     The rights and remedies available to LANDLORD pursuant to
Section 18.1 of this Article 18, including those specifically enumerated and those otherwise available to LANDLORD at law or in equity, shall be cumulative and non-exclusive, and the exercise by LANDLORD of any such rights or remedies shall not prevent LANDLORD from exercising any other such tight or remedy. In no event will LANDLORD's exercise of any right or remedy provided for by this
Article 18 terminate this Lease unless and until accompanied by LANDLORD's notice of termination to TENANT.

         18.3 No waiver by LANDLORD or TENANT of any violation, breach or default of any of the terms, provisions, conditions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation, breach, or default of the same or any other of the terms, provisions conditions and covenants herein contained. Forbearance by LANDLORD in enforcement of one or more of the remedies herein provided to LANDLORD following the occurrence of any default, whether or not known to LANDLORD, shall not be deemed a waiver of any such default.

         18.4 TENANT covenants and agrees, notwithstanding any such termination, entry or re-entry by LANDLORD, by any means whatsoever, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Basic Annual Rent, additional rents and other amounts and charges reserved as would, under the terms of this Lease, become due if this Lease had not been terminated or if LANDLORD had not entered or re-entered, as aforesaid, and whether the Leased Premises be relet or remain vacant, in whole or in part. In the event the Leased Premises, or any part thereof, be relet by LANDLORD, TENANT shall be entitled to a credit in the net amount of rent received by LANDLORD in reletting, after deduction of all reasonable costs and expenses incurred in reletting the Leased

Premises, or any part thereof, (including, without limitation, remodeling, alteration and improvement costs and expenses, attorneys' and brokerage fees, and the like) and in collecting the rent therewith, in the following manner:

         (a) Amounts received by LANDLORD from TENANT after reletting shall first be applied against such costs and expenses of LANDLORD, until the same are completely recovered, and until such recovery, TENANT shall pay, as of each day when a payment would fall due under this Lease, the amount which TENANT is obligated to pay under the terms of this Lease (TENANT's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that reletting might be for Basic Annual Rent, additional rents or other amounts and charges higher than those provided for in this Lease); when and if such costs and expenses have been completely recovered, the amounts received thereafter by LANDLORD from reletting shall be credited against TENANT's obligations as of each day when a payment would fall due under this Lease, and only the net amount, if any, remaining to be paid shall be payable by TENANT, provided, however, that no credit of any kind shall be due for any period after the date when the term of this Lease would otherwise expire according to its terms.

         (b) As an alternative, at the election and in the sole discretion of LANDLORD, TENANT shall, upon termination or at any time thereafter, pay to LANDLORD, as damages, such a sum as at such time represents the present value (using a discount rate selected by LANDLORD in its reasonable discretion) of the amount of the excess, if any, of (i) the total rent and other benefits which would have accrued to LANDLORD under this Lease for the remainder of the term of this Lease if the terms, provisions, conditions and covenants of this Lease had been fully complied with by TENANT, over and above (ii) the cash rental value (in advance) of the Leased Premises for the balance of such term. For the purposes of this Subsection 18.4(b), if LANDLORD elects to require TENANT to pay damages in accordance with the immediately preceding sentence, such total rent shall be computed by assuming that TENANTs share of real estate taxes and Operating Expenses would be, for each year of the balance of the unexpired term of this Lease, the amount thereof (if any) payable by TENANT to LANDLORD for the immediately preceding Lease Year.

         (c) As a further alternative, at the election and in the sole discretion of LANDLORD, TENANT shall, upon termination or at any time thereafter, pay to LANDLORD, as liquidated damages, an amount equal to the aggregate of the Basic Annual Rent and all additional rent owed for the six month period prior to the termination of the Lease.

         18.5 Without limiting any of LANDLORD's rights and remedies under this Lease and in addition to all other amounts TENANT is otherwise obligated to pay, LANDLORD shall be entitled to recover from TENANT all reasonable costs and expenses, including reasonable attorneys' fees, incurred by LANDLORD in enforcing this Lease.

         18.6 If TENANT shall default in the performance or observance of any term or condition in this Lease and shall not cure such default within the period for curing such default specified in Article 17, or if no period for cure is specified then within ten (10) days after notice from LANDLORD specifying the default, LANDLORD may, but shall not be obligated to, cure such default by TENANT under this Lease. If LANDLORD elects to cure a default of TENANT, all costs and expenses incurred by LANDLORD, including reasonable attorneys' fees in curing a default shall be considered additional rent hereunder and shall be paid by TENANT to LANDLORD on demand, together with interest thereon from the date of payment by LANDLORD to the date of payment by TENANT at a rate which is at all times five percent (5%) in excess of the so-called "Base Rate", in effect from time to time at BankBoston, N.A. or its successor.

         18.7 If repairs are required to be made by LANDLORD pursuant to the terms hereof and such repairs are due to the roof of the Building leaking into the Leased Premises and LANDLORD refuses or neglects to commence such repairs and complete the same with reasonable dispatch after written request by TENANT, TENANT may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to LANDLORD for any loss or damage that may accrue to LANDLORD by reason thereof. If TENANT makes or causes such repairs to be made, LANDLORD agrees that LANDLORD shall forthwith, on demand, pay to TENANT the actual, out-of-pocket third party costs therefor together with interest thereon from the date of such expenditure by TENANT to the date of payment by LANDLORD at a rate which is at all times five percent (5%) in excess of the so-called "Base Rate", in effect from time to time at Fleet National Bank or its successor.

         18.8 This Article 18 shall survive the expiration or earlier termination of this Lease and the term hereunder.

         19.      SURRENDER OF LEASED PREMISES; REMOVAL OF PROPERTY.

         19.1 No act or thing done by LANDLORD or any officer, director, trustee, employee, servant, agent or contractor of LANDLORD during the term hereof shall be deemed to constitute an acceptance by LANDLORD of a surrender of the Leased Premises unless such intent is specifically acknowledged in a writing signed by LANDLORD. The delivery of keys to the Leased Premises to LANDLORD or any officer, director, trustee, employee, servant, agent or contractor of LANDLORD shall not constitute a surrender of the Leased Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by LANDLORD. The voluntary surrender of the Leased Premises by TENANT, whether accepted by LANDLORD or not, or a mutual termination of this Lease, shall not work a merger, and at the option of LANDLORD shall operate as an assignment to LANDLORD of all subleases or subtenancies affecting the Leased Premises.

         19.2 Upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, TENANT shall quit and surrender possession of the Leased Premises to LANDLORD in as good order and condition as when TENANT took possession and as thereafter improved by LANDLORD and/or TENANT, reasonable wear and tear (which shall not be deemed to include holes in floors, walls or ceilings or special wiring caused by the installation or removal of TENANTs furnishings, furniture, equipment, machinery, systems, appliances, apparatus and appurtenances) and damage due to fire or eminent domain only excepted. Upon such expiration or termination, TENANT shall, without expense to LANDLORD, remove or cause to be removed from the Leased Premises all debris and rubbish, and all items of furniture, equipment, machinery, systems, appliances, apparatus and other articles of personal property belonging to

TENANT or installed or placed by TENANT in the Leased Premises, and such similar articles of any other persons claiming under TENANT, and TENANT shall repair at its sole cost and expense all damage to the Leased Premises and Property resulting from such removal.

         19.3 If at the expiration or earlier termination of this Lease, TENANT shall fail to remove from the Leased Premises any property which TENANT shall be required under this Lease to remove, LANDLORD may, at its option and without prejudice to any other rights LANDLORD may have against TENANT on account thereof, remove and store in any public warehouse or elsewhere in the name and at the risk and the sole expense of TENANT any or all such property and/or sell at public or private sale without notice any or all such property and apply the net proceeds of such sale to the payment of any sums due hereunder, and LANDLORD shall not be liable to TENANT or any other person in any manner whatsoever by reason of such removal or sale or any thing done in connection therewith, except to apply the net proceeds of any such sale as aforesaid.

         19.4 All fixtures, Alterations and/or appurtenances attached to or built into or on or about the Leased Premises, except for lighting products produced by TENANT, prior to or during the term hereof, whether by LANDLORD at its expense or at the expense of TENANT, or by TENANT at its expense, or by previous occupants of the Leased Premises, shall be and remain part of the Leased Premises and shall not be removed by TENANT at the expiration or earlier termination of this Lease. Such fixtures, alterations, additions, installations, changes, repairs, improvements and/or appurtenances shall include, without limitation, floor coverings, paneling, molding, doors, plumbing systems, electrical systems, lighting systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special floor, wall and ceiling installations. Notwithstanding the foregoing, and except for TENANT Work, LANDLORD may, in its sole discretion, require TENANT, at TENANT's sole cost and expense, to remove any fixtures, Alterations and/or appurtenances attached to or built into or on or about the Leased Premises by TENANT after the Commencement Date provided that in accordance with the provisions of Section 12.3 LANDLORD shall have included such removal requirement in LANDLORD's consent to the installation thereof, and to repair any damage to the Building and Leased Premises occasioned by the removal of any of the foregoing. If TENANT shall fail to complete such removal and repair such damage, LANDLORD may do so and may charge the reasonable cost thereof to TENANT.

         19.5 This Article 19 shall survive the expiration or earlier termination of this Lease and the term hereunder.

         20.      COSTS OF SUIT/ATTORNEYS' FEES.

         20.1 If TENANT or LANDLORD shall bring any action for any relief, declaratory or otherwise, against the other arising out of or under this Lease, or in any way relating to the Leased Premises or the Property including without limitation any suit by LANDLORD for the recovery of any installment of Basic Annual Rent, additional rents, or other amounts or charges payable by TENANT under this Lease, or for the recovery of possession of the Leased Premises, the losing party shall pay the successful party its costs of suit, including, without limitation, a reasonable sum for attorneys' fees in such suit, upon the obtaining of a final settlement or a final unappealable judgment.

         20.2 LANDLORD and TENANT hereby each waive trial by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of LANDLORD and TENANT or TENANT's use or occupancy of the Leased Premises.

         20.3 In the event that LANDLORD shall, without fault on LANDLORD's part, be made party to any litigation or arbitration instituted by TENANT or by any third party against TENANT, or by or against any person holding under or using the Leased Premises by license of TENANT, or for the foreclosure of any lien for labor or material furnished to or for TENANT or any such other person or otherwise arising out of or resulting from any action or transaction of TENANT or of any such other person, TENANT hereby indemnifies and holds LANDLORD harmless from and against any judgment rendered against LANDLORD or the Property or any part thereof, and all costs and expenses, including reasonable attorneys' fees, incurred by LANDLORD in connection with such litigation and arbitration.

         20.4 This Article 20 shall survive the expiration or earlier termination of this Lease and the term hereunder.

         21.      ASSIGNMENT AND SUBLETTING.

         21.1 Except as hereinafter provided, TENANT shall not sublet (which term shall include, without limitation, the granting of concessions, licenses and the like) all or any part of the Leased Premises nor assign this Lease unless, in each instance, the prior written consent of LANDLORD thereto has been obtained, which consent shall not be unreasonably conditioned, withheld or delayed. Without in any way limiting the generality of the previous sentence, unless LANDLORD has no comparable space which is available for leasing in the Building, TENANT shall not assign or sublet any part of the Leased Premises to
(i) any other tenant in the Building, (ii) any party with whom LANDLORD is actively negotiating for space in the Building, or (iii) any party at rent lower than what LANDLORD is charging for comparable space in the Building; nor shall TENANT advertise the rent requested. TENANT may, subject to the terms, provisions, conditions and covenants of this Lease but without LANDLORD's consent, sublet all of the Leased Premises or assign this Lease to any entity controlling, controlled by or under common control with TENANT. Neither this Lease nor the Leased Premises, or any part thereof, shall be mortgaged by TENANT, nor shall TENANT mortgage, assign, pledge or otherwise transfer the interest of TENANT in and to any sublease or the rentals payable thereunder. Any such mortgage and any such sublease, assignment, pledge or transfer made in violation of this Section 21.1 shall be void and at LANDLORD's election shall terminate this Lease. Notwithstanding anything to the contrary provided in this Lease, LANDLORD's prior consent shall not be required in connection with an assignment of TENANT's interest in this Lease as a result of a merger or consolidation of TENANT, or a sale of all or substantially all of TENANT's assets.

         21.2 It shall be a condition of the validity of any assignment or sublease (i) that the assignee or subtenant agree in writing directly with LANDLORD, in substance and form satisfactory to LANDLORD, to be bound by all the obligations of TENANT hereunder, and (ii) that TENANT shall agree in writing, in substance and form satisfactory to LANDLORD, to pay to LANDLORD fifty percent (50%) of any and all amounts and consideration received at any time by TENANT from or on behalf of the assignee or subtenant in excess of (i) the Basic

Annual Rent and Additional Rent, attributable to that portion of the Leased Premises so assigned or sublet, and (ii) all reasonable costs and expenses incurred by TENANT in connection with such assignment or sublease, including brokers' fees, legal fees and the cost of improvements to the Leased Premises whether received by TENANT in the form of rent, additional rent, lump sum or installment payments or otherwise, for the entire period of such assignment or sublease, or any part thereof.

         21.3 No such assignment or subletting shall relieve TENANT named herein of any of the obligations of TENANT hereunder, but TENANT named herein shall remain fully liable for the obligations of TENANT hereunder, including, without limitation, the obligation to pay Basic Annual Rent, additional rents and other amounts and charges provided for in this Lease.

         21.4 TENANT shall, upon demand, reimburse LANDLORD for the reasonable legal fees and expenses incurred by LANDLORD in connection with any assignment or subletting of the Leased Premises, or any part thereof, and any request by TENANT therefor.

         21.5 TENANT shall provide written notice to LANDLORD of TENANT's intention to assign or sublet any or all of the Leased Premises. Such notice shall specify with particularity the terms of the proposed assignment or sublease, and LANDLORD shall have twenty-one (21) days to respond.

         21.6 If TENANT's request for assignment or subletting is for space greater than or equal to twenty-five percent (25%) of the Leased Premises, LANDLORD shall have the right to terminate this Lease with respect to said space as of the commencement date of said sublease. In the event of a recapture by LANDLORD, if this Lease shall be canceled with respect to less than the entire Leased Premises, the Basic Annual Rent, Tenant's Tax Share and Tenant's Expense Share shall be adjusted on the basis of the number of rentable square feet retained by TENANT in proportion to the number of rentable square feet contained in the original Leased Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If LANDLORD recaptures only a portion of the Leased Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by TENANT from the space recaptured by LANDLORD. LANDLORD may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to TENANT. TENANT shall not be entitled to any portion of the profit, if any, LANDLORD may realize on account of such termination and reletting.

         22.      TRANSFER OF LANDLORD'S INTEREST.

         In the event of any transfer of LANDLORD's interest in the Property, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of LANDLORD accruing from and after the date of such transfer, including, without limitation, the obligation of LANDLORD to return the Security Deposit as provided in this Lease, provided that the transferor shall transfer any Security Deposit then held by LANDLORD, or any portion thereof remaining after proper deductions therefrom, to the transferee.

         23.      HOLDING OVER.

         23.1 In the event TENANT holds, occupies or detains the Leased Premises or any part thereof after the expiration or earlier termination of this Lease, with or without the express or implied consent of LANDLORD, TENANT shall be deemed a tenant-at-sufferance only, and such tenancy-at-sufferance shall not constitute a renewal hereof or an extension for any further term or the creation of a tenancy-at-will, and in such event, TENANT shall pay to LANDLORD on the first day of each month in advance basic monthly rent in an amount equal to 150% the amount of the monthly installment of Basic Annual Rent, as provided in
Article 3 hereof for the last full month of the tenancy hereunder. In addition, TENANT shall be liable to LANDLORD for any and all damages, excluding consequential damages, suffered by LANDLORD as a result of such holding over. Such tenancy-at-sufferance shall be subject to every other term, provision, condition, covenant and agreement contained herein, including without limitation the obligation of TENANT to pay the additional rents as provided in this Lease. Nothing contained in this Section 23.1 shall be construed as consent by LANDLORD to any holding over by TENANT and LANDLORD expressly reserves the right to require TENANT to surrender possession of the Leased Premises to LANDLORD as provided in this Lease upon the expiration or earlier termination of this Lease, to commence suit at any time to recover possession of the Leased Premises and recover all installments of Basic Annual Rent, additional rents and other amounts and charges due hereunder, and to apply payments received by LANDLORD from TENANT on account and not as payment in full or in accord and satisfaction.

         23.2 This Article 23 shall survive the expiration or earlier termination of this Lease and the term hereunder.

         24.      NOTICES.

         In every case when, under the provisions of this Lease, it shall be necessary or desirable for one party hereto to serve any notice or demand on the other, such notice or demand shall be in writing and shall be served personally or by deposit in the United States mail, postage fully prepaid, registered or certified mail, with return receipt, addressed as follows: (A) If to LANDLORD:
RAK Old South Associates Limited Partnership, c/o RAK, 140 West 57th Street, New York, New York 10019, with a copy to Cushman & Wakefield, 101 Arch Street, 21st Floor, Boston, Massachusetts 02110; and (B) if to TENANT: Addressed to TENANT at the Leased Premises.

         LANDLORD or TENANT may, from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to whom all such notices or demands are thereafter to be addressed. Service of any such notice or demand if given personally shall be deemed complete upon delivery, and if made by mail shall be deemed complete on the day of actual delivery as shown by the addressee's registry or certification receipt.

         25.      QUIET ENJOYMENT.

         LANDLORD covenants that TENANT, upon timely paying each and every installment of Basic Annual Rent, additional rents and other amounts and charges payable under this Lease and performing each and every term, provision, condition, covenant and agreement of this Lease on TENANT's part to be performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term of this Lease.

         26.      COMPLIANCE WITH LAW.

         TENANT shall comply with all laws, statutes, ordinances, rules, regulations, orders and directives of governmental and quasi-governmental bodies and authorities having jurisdiction over TENANT and TENANT's use of the Leased Premises, from time to time, and shall obtain and keep in effect all licenses, permits, approvals and other authorizations required with respect to the business or businesses conducted by TENANT at, within or from the Leased Premises. Nothing herein shall require TENANT to comply with Laws or requirements of public authorities which require the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis without reference to the particular use of TENANT or any Alterations performed by TENANT subsequent to the Commencement Date (the "BUILDING-WIDE LAWS"). LANDLORD will, at LANDLORD's expense except to the extent properly included in Operating Expenses, perform all acts necessary to comply with such Building-Wide Laws as the same affect the Leased Premises and the Building. TENANT shall not bring or permit to be brought or kept in or on the Leased Premises or elsewhere in the Building or Property any hazardous, toxic, flammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any item defined as hazardous pursuant to Chapter 21E of the Massachusetts General Laws except for small quantities of household cleaning agents and the like, all of which TENANT agrees to handle and dispose of in accordance with all applicable laws. TENANT shall be responsible for compliance with requirements imposed by the Americans with Disabilities Act or any similar law relative to TENANT's use of the Leased Premises, and any work performed by TENANT in the Leased Premises after completion by LANDLORD of LANDLORD's Work and by TENANT's contractor of TENANT's Work. TENANT and its officers, directors, partners, employees, servants, agents, contractors, licensees and invitees ("TENANT'S REPRESENTATIVES") shall also comply with all reasonable rules and regulations which LANDLORD may adopt from time to time for the protection and welfare of the Building and its tenants and occupants which rules and regulations shall be applied equally to all tenants and occupants of the Building. LANDLORD shall have no liability to TENANT for the failure of any other tenant in the Building to observe the law or any statute, ordinance, rule, regulation, order or directive.

         27.      ESTOPPEL CERTIFICATE BY TENANT.

         At any time and from time to time, upon not less than ten (10) business days' prior written request by LANDLORD, TENANT shall execute, acknowledge and deliver to LANDLORD a statement in writing certifying that this Lease is unmodified and in full force and effect, if such be the case (or if there have been modifications, that this Lease is in full force and effect as modified, if such be the case, and stating the modifications), that, if such be the case, TENANT has no right of reduction, abatement or set-off against the rent or any other charge payable to LANDLORD, the amount of any security deposited by TENANT, the dates to which the Basic Annual Rent, additional, rents and other amounts and charges have been paid in advance, any increases or decreases of rent that are anticipated and any other information set forth on Exhibit C hereto or as reasonably requested by LANDLORD, it being intended that any such statement delivered pursuant to this Section 27.1 may be relied upon by any purchaser of the fee or mortgagee or beneficiary or assignee of any mortgage or trust deed upon the fee of the Property or Leased Premises.

         At any time and from time to, time, upon not less than ten (10) business days' prior written request by TENANT, LANDLORD shall execute, acknowledge and deliver to TENANT a statement in writing certifying that this Lease is unmodified and in full force and effect, if such be the case, or if there have been modifications, that this Lease is in full force and effect as modified, if such be the case, and stating the modifications. Such statement may include the amount of any security deposited by TENANT, the dates to which the Basic Annual Rent, Additional Rents and other amounts and charges have been paid in advance, and any other information set forth on Exhibit C hereto or as reasonably requested by TENANT, it being intended that any such statement delivered pursuant to this Section may be relied upon by any successor or assign of TENANT.

         28.      SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE.

         This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which now affect the Property or Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may hereafter affect the Property or the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided the holder thereof, upon request by TENANT, shall provide TENANT with a non-disturbance agreement in customary form. Upon receipt thereof, TENANT shall, at the request of LANDLORD or any party to a ground or underlying lease or any holder of a note secured by a mortgage or like encumbrance, execute any certificate or document reflecting the subordination of this Lease to such ground or underlying lease or to the lien of any mortgage or like encumbrance now or hereafter placed upon the Property. In the event of the sale of the Property upon foreclosure or upon the exercise of a power of sale, or by transfer in lieu of foreclosure, TENANT agrees, (i) the liability of the mortgagee, trustee, transferee or purchaser at such foreclosure sale and the liability of a subsequent owner (all of the foregoing parties are collectively referred to as the "Mortgagee") shall exist only with respect to the period during which the Mortgagee is the owner of the Building and the Mortgagee shall be released from any further liability upon its transfer of ownership, (ii) the Mortgagee shall not have any liability whatsoever for the acts of LANDLORD prior to any such transfer nor any liability for any deposits made by TENANT hereunder unless the Mortgagee has received such deposits, and (iii) upon the written request of the Mortgagee, TENANT shall attorn to the Mortgagee and recognize the Mortgagee as the LANDLORD under this Lease and to continue to be bound by the terms of this Lease.

         If any act or omission by LANDLORD would give TENANT the right to damages from LANDLORD or any rights with respect to this Lease, TENANT will not sue for such damages or exercise any such rights until (i) it shall have given written notice of the act or omission to LANDLORD and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the fee interest, if the name and address of such holder(s) have been furnished to TENANT; and (ii) a reasonable period of time (in light both of the time required to cure the act or omission and the effect of the act or omission on TENANT's business operations in the Leased Premises) to cure the act or omission has elapsed following the giving of the notice, during which time LANDLORD and such holder(s), or either of them, their agents or employees, will be entitled to enter upon the Leased Premises and do therein whatever may be necessary to cure the act or omission.

         Upon request by TENANT, LANDLORD will use commercially reasonable efforts to obtain a non-disturbance agreement in favor of TENANT from all holders of fee mortgages on the Property on the date thereof.

         29.      RIGHTS RESERVED TO LANDLORD.

         29.1 All portions of the Building are reserved to LANDLORD including exterior building walls, core corridor walls and doors and any core corridor entrance, but excluding the Leased Premises and the inside surfaces of all walls, windows and doors bounding the Leased Premises. LANDLORD also reserves any space in or adjacent to the Leased Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as the right to access thereto through the Leased Premises for the purposes of operation, maintenance, replacement and repair.

         29.2 Without in any way limiting LANDLORD's other rights, LANDLORD shall have the following rights exercisable without notice and without effecting an eviction or disturbance of TENANT's use or possession or giving rise to any claim for reduction, set-off or abatement of rent:

         (a) To enter the Leased Premises at all reasonable times during the term of this Lease for the purposes of inspecting and cleaning the same, performing such maintenance and repair as may be required or permitted of LANDLORD hereunder, and within the last year of the Term, exhibiting the Leased Premises to prospective tenants, purchasers or others; provided that LANDLORD shall use reasonable efforts not to disturb TENANT's use and occupancy.

         (b) To change the name or street address of the Leased Premises or the Property.

         (c) To install and maintain signs on the exterior and interior of the Building, except within the Leased Premises.

         (d)      To have pass keys to the Leased Premises.

         (e) To have access to all mail chutes according to the rules of the United States Postal Service.

         (f) To do or permit to be done any work to, in, on, or about the Building or Property or any adjacent or nearby building, land, street or alley.

         (g) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude TENANT from the use expressly permitted under this Lease.

         29.3 TENANT shall follow the Rules and Regulations for the Building set forth in Exhibit D hereto.

         30.      FORCE MAJEURE CLAUSE.

         Wherever there is provided in this Lease a time limitation for performance by LANDLORD or TENANT of any construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in complying with such limitation is due to an act of God, governmental control, interruption caused by strikes, lockouts, labor controversies, fires or other casualties, accidents, injuries, or other factors beyond the reasonable control of LANDLORD or TENANT, respectively ("FORCE MAJEURE").

         31.      INDEMNITY AND INSURANCE

         31.1 TENANT hereby indemnifies and holds LANDLORD, its trustees, directors, partners, officers, employees, servants, agents and contractors (including without limitation its property managers, and any affiliates thereof, and their respective officers, directors, trustees, partners, employees, servants, agents and contractors) ("LANDLORD'S REPRESENTATIVES") harmless of, from and against any and all actions, causes of action, claims, costs, damages, debts, demands, expenses, liens, losses, injuries, judgments, fines, penalties and any and all liabilities whatsoever, of every name and nature, including without limitation reasonable attorneys' fees, whether on account of injury to persons (including death) or property or otherwise, caused by, arising out of or resulting from the use of the Leased Premises or the Building or the Property by TENANT or TENANT's Representatives or the conduct of TENANT's business, trade or profession, or any activity, work or thing done, permitted or suffered by TENANT in, on, or about the Leased Premises or the Building or the Property, or any breach or default in the performance of any obligation on TENANT's part to be performed under the terms of this Lease, or any act or omission on the part of TENANT or TENANT's Representatives, excepting only as the same may arise from the negligence or willful misconduct of LANDLORD; and TENANT hereby agrees to and shall defend LANDLORD and LANDLORD's Representatives against the same, at TENANT's sole cost and expense including without limitation the payment by TENANT of the reasonable fees, disbursements and expenses of attorneys, to be approved by LANDLORD, retained in such defense. This Section 31.1, shall survive the termination or expiration of this Lease with respect to any and all matters occurring during the term hereof, or any extension or renewal thereof, or any further period during which TENANT shall hold the Leased Premises as a tenant-at-will or tenant-at-sufferance.

         31.2 TENANT agrees to maintain at its sole cost and expense in full force, from the date on which TENANT first enters the Leased Premises for any reason and thereafter throughout the term hereof, (i) "all risk" property insurance covering all present and future articles of personal property and business machinery, equipment and furniture and any improvements or betterments owned or installed by TENANT in the Leased Premises (collectively, "TENANT'S REMOVABLE PROPERTY") to a limit of not less than the full replacement cost thereof; and (ii) a policy of Commercial General Liability insurance with broad form coverage. The minimum limits of such liability insurance shall be $3,000,000.00 per occurrence for personal injury (including death) and $3,000,000.00 per occurrence for property damage.

         Such liability policy shall also include, but shall not be limited to, the following extensions of coverage:

                  i) contractual liability, covering TENANT's liability under this Lease; and

                  ii) personal injury liability in the annual aggregate amount set forth in this section, expressly deleting the exclusion relating to contractual assumptions of liability if the base policy contains such an exclusion.

         31.3 Without hereby implying any authorization therefor, if at any time any alcoholic beverages of any nature are served or consumed in, on, or about the Leased Premises, TENANT shall maintain a liquor liability insurance policy with a limit of not less than $1,000,000.00.

         31.4 TENANT shall maintain worker's compensation insurance with minimal limits of $1,000,000.00 per accident and per disease per employee.

         31.5 All such insurance shall become effective no later than the Commencement Date, shall be maintained for the term of this Lease and any further period during which TENANT holds the Leased Premises, or any part thereof, as a tenant-at-will or tenant-at-sufferance, shall, except for insurance with respect to TENANT's personal property, name LANDLORD, and its property managers, affiliates and the holders of any mortgage, deed of trust or like encumbrance, and the lessors under any underlying lease, as additional insureds and shall otherwise be satisfactory to LANDLORD in all respects. TENANT shall furnish LANDLORD with certificates of the policy or policies of such insurance on the Commencement Date and thereafter TENANT shall furnish to LANDLORD such evidence of the coverage required hereunder as LANDLORD may from time to time request.

         31.6 TENANT agrees to use and occupy the Leased Premises and to use such other portions of the Property as TENANT may be entitled to hereunder at TENANT's own risk and LANDLORD shall have no responsibility or liability for any loss or damage to TENANT's Removable Property for any reason whatsoever. TENANT hereby waives and releases LANDLORD from any and all liabilities, claims and losses on account of damage to TENANT's Removable Property for which LANDLORD is or may be held liable to the extent TENANT either is required to maintain insurance pursuant to Section 31.2 or actually receives insurance proceeds on account thereof. LANDLORD hereby waives and releases TENANT from any and all liabilities, claims and losses on account of damage to the Property or Leased Premises for which TENANT is or may be held liable to the extent LANDLORD is required to maintain insurance pursuant to this Lease or actually receives insurance proceeds on account thereof. Each party hereto shall secure waiver of subrogation endorsements from their respective insurance carriers.

         31.7 TENANT shall not suffer or permit any condition increasing the premium of, and shall not violate or permit to be violated any of the policies of, insurance carried by LANDLORD and brought to the notice of TENANT.

         31.8 For each policy of insurance required to be maintained by TENANT hereunder, the following parties shall be named as additional insureds:
LANDLORD and RAK Group LLC, the managing agent.

         31.9 Throughout the Term, LANDLORD shall insure the Building of which the Leased Premises are a part, and all tenant improvements therein which are considered to be part of the Building, against loss due to fire and other casualties included in standard "all risk" insurance policies, in an amount equal to at least 100% of the replacement cost thereof, exclusive of footings and foundations, with a deductible per occurrence which shall be commercially reasonable. For purposes hereof, the term "commercially reasonable" shall refer to the deductible amount (per occurrence) generally carried in similar insurance policies obtained by other landlords in buildings and locations similar to the Property.

         32.      EXPANSION OPTION.

         32.1 By giving written notice to LANDLORD on or before July 1, 2000, TENANT shall have the right to expand the Leased Premises to include the tenth floor of the Building which consists of approximately 20,271 square feet of additional rentable area. TENANT's notice exercising this option to-expand shall specify whether the expansion shall be effective on January 1, 2001 (i) as to the entire tenth floor or (ii) only as to approximately 9,000 square feet, with June 1, 2001 being the effective date for the remaining space on the tenth floor. Basic Annual Rent and additional rent for this expansion will commence upon the substantial completion of the tenth floor (or the substantial completion of the designated portion of the tenth floor if the expansion is occurring in two steps) where substantial completion shall mean that, with the exception of punch-list items, TENANT's buildout shall have been completed in accordance with the plans referenced below and a certificate of occupancy for the expansion space shall have been issued. TENANT's right to exercise the expansion option shall be ineffective unless the following conditions have been satisfied:

         (a)      TENANT shall not currently be in default under this Lease; and

         (b) TENANT shall have delivered an additional $1,000,000.00 Security Deposit in the form of cash or a letter of credit as set forth in Article 7 hereof (but upon TENANT's raising an additional $10,000,000.00 in equity financing after the date hereof, the additional Security Deposit shall be reduced to $500,000.00); and

         Failure of the TENANT to satisfy all of the above conditions and to exercise the option to expand by July 1, 2000 will extinguish the TENANT's right to exercise the option to expand. In the event that TENANT effectively exercises the option to expand, the terms and conditions of this Lease shall apply to such additional space, TENANT shall receive an additional Buildout Allowance of $30.00 per square foot. Basic Annual Rent for the expansion space shall be at the same cost per square foot as the space on the eleventh floor initially comprising the Leased Premises. Tenant's Tax Share shall be increased appropriately to reflect the square footage of the Leased Premises divided by the square footage of the Building, which is currently 202,267 square feet. Tenant's Expense Share shall be increased appropriately to reflect the square footage of the Leased Premises divided by the non-retail square footage of the Building, which is currently 185,995 square feet. TENANT shall deliver to LANDLORD plans for the interior finish and other improvements to the tenth floor, prepared at TENANT's own expense, on or before September 1, 2000.

         32.2 If at any time during the term of this Lease after September 1, 2000 contiguous

(i.e. below or adjacent) space becomes available in the Building, LANDLORD shall first offer such space to TENANT subject to the rights of existing tenants of such contiguous space and provided that the TENANT has exercised its expansion option and is currently renting the tenth floor of the Building. If TENANT responds negatively or does not respond within fifteen (15) days of LANDLORD's offer, LANDLORD may offer the space to third parties. If TENANT responds affirmatively within such fifteen (15) day period, LANDLORD and TENANT shall promptly amend this Lease to account for the additional rental space. The rent for such contiguous space shall be the Prevailing Market Rent.

         33.      MISCELLANEOUS.

         33.1 No receipt of money by LANDLORD from TENANT after the termination of this Lease, the service of any notice or demand, or the commencement of any suit or final judgment for possession, shall reinstate, continue or extend the term of this Lease or effect any such notice, demand, suit or judgment.

         33.2 If any provision of this Lease or its application to any person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is so determined invalid or unenforceable to any extent, shall not be affected thereby, and each provision hereof shall be severable and valid and shall be enforced to the fullest extent permitted by law; and it is the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that may be determined illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible to render the same legal, valid and enforceable.

         33.3 The headings of Articles and Sections of this Lease are for convenience only and do not define or limit the contents thereof. References made in this Lease to numbered Articles, Sections, subsections, Paragraphs and Subparagraphs shall refer to the numbered Articles, Sections, subsections, Paragraphs and Subparagraphs of this Lease unless otherwise indicated.

         33.4 Where appropriate, words in the singular, including without limitation the words "LANDLORD" and "TENANT", include the plural, and vice versa. Words in the neuter gender include the masculine and feminine genders, and vice versa, and words in the masculine gender include the feminine and neuter genders, and vice versa.

         33.5 If there be more than one TENANT, at any time or from time to time, the obligations hereunder imposed upon TENANT shall be joint and several.

         33.6     Time is of the essence of this Lease.

         33.7 This Lease shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

         33.8 This Lease, along with any riders, exhibits and attachments or other documents affixed to or referred to in this instrument (all of which riders, exhibits, attachments and other documents are hereby incorporated into this instrument by this reference), constitutes the entire and exclusive agreement between LANDLORD and TENANT relating to the Leased Premises, and this Lease and said riders, exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by all of the parties hereto. All prior or contemporaneous agreements, understandings and/or practices relative to the leasing of the Leased Premises are revoked hereby. References in this instrument to this "Lease" shall mean, refer to and include this Lease as well as any riders, exhibits, attachments or other documents affixed to or referred to in this instrument, and references to any term, provision, covenant, condition, obligation, agreement and/or undertaking "herein", "hereunder" or "pursuant hereto" (or language of like import) shall mean, refer to and include the terms, provisions, covenants, conditions, obligations, agreements and undertakings existing pursuant to this Lease and any riders, exhibits, attachments or other documents affixed to or referred to in this Lease. All terms defined in this Lease shall be deemed to have the same meanings in all riders, exhibits, attachments or other documents affixed to or referred to in this Lease unless the context thereof clearly requires the contrary.

         33.9 TENANT hereby represents that TENANT has not been represented by any broker other than Cushman and Wakefield of Massachusetts, Inc. and Jones Lang LaSalle. LANDLORD shall be solely responsible for the payment of any fee due said brokers. TENANT hereby indemnifies and holds LANDLORD harmless from and against any liability arising from a breach of the foregoing representation.

         33.10 TENANT understands and agrees that the obligations LANDLORD pursuant to this Lease do not constitute personal obligations of the shareholders, trustees, officers, partners, directors, employees, servants, agents or contractors (including without limitation property managers, and any affiliates thereof, and their respective officers, directors, trustees, partners, employees, servants, agents and contractors) of LANDLORD, and TENANT shall look solely to LANDLORD's then equity interest in the Property for the satisfaction of any liability or obligation of LANDLORD pursuant to this Lease. TENANT shall neither seek to enforce nor enforce any judgment or other remedy against any other asset of LANDLORD or any individual who holds an interest in LANDLORD.

         33.11 Submission of this Lease for examination, even though executed by TENANT, shall not bind LANDLORD in any manner and no lease or other obligation on the part of LANDLORD shall arise until this Lease is executed and delivered by LANDLORD to TENANT. This Lease shall not be binding and in effect until a counterpart hereof has been executed and delivered by the parties, each to the other.

         33.12 Each of LANDLORD and TENANT agree not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease or short form lease in recordable form and otherwise complying with applicable law and reasonably satisfactory to LANDLORD's and TENANT's attorneys. In no event shall such document set forth the rent or other charges payable by TENANT under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease. In the event that (i) this Lease is terminated or the term of this Lease expires, and/or (ii) any right in favor of TENANT to extend the term of this Lease expires without being exercised, TENANT agrees to execute, within ten (10) days after demand, a recordable notice of termination or a recordable amendment to the notice of lease, as applicable, setting forth any such event(s), in form and substance reasonably satisfactory to LANDLORD.

         33.13 During the course of renovation of the Building, LANDLORD shall use reasonable efforts to minimize interference with TENANT's use of and access to the Leased Premises. Without limiting the foregoing, LANDLORD shall require that no construction materials, tools, debris, or workers or other construction related traffic will be carried through the lobbies or passenger elevators, but shall be restricted to the freight elevator and Spring Lane for access and egress.

         33.14 TENANT's employees shall be entitled to use the Spring Lane Building entrance and Building freight elevators to transport bicycles to and from the Leased Premises, and TENANT shall be entitled to allow its employees to park bicycles in the Leased Premises.

         33.15 TENANT acknowledges that the financial terms and conditions of this Lease are to remain confidential for the LANDLORD's benefit, and may not be disclosed by TENANT to anyone (other than to TENANT's lenders, investors, assignees, attorneys, accountants, and creditors as necessary for TENANT to conduct its business), by any manner or means, directly or indirectly, without LANDLORD's prior written consent. The consent by LANDLORD to any disclosures shall not be deemed to be a waiver on the party of LANDLORD of any prohibition against any future disclosure. Notwithstanding the foregoing, TENANT shall have the right to disclose the financial terms and conditions of this Lease to the extent required by law, including without limitation applicable securities laws.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto, as of the date and year first above written.

                              COLOR KINETICS, INC.


                              By:  /s/  David Johnson
                                 -----------------------------------------------
                                  Name:  David Johnson
                                  Title: Vice President of Finance

                              RAK OLD SOUTH ASSOCIATES LIMITED
                              PARTNERSHIP

                              By: RAK Washington Ventures Limited
                              Partnership, its general partner

                                  By: RAK Washington Corp., its general partner

                                       By:  /s/ Randy Kohana
                                          --------------------------------------
                                           Name:  Randy Kohana
                                           Title: President

                                    EXHIBIT A

                                     [MAP]

                                    EXHIBIT B

                                   Work Letter

1. LANDLORD shall use commercially reasonable efforts to complete or cause the completion of the following work ("LANDLORD'S WORK") prior to the Estimated Commencement Date:

-     demolition of existing conditions

-     ACM abatement

-     Slab to slab dimension is approximately nine (9) feet three (3) inches

-     Live load rate is 70 psi

-     Multiple domestic "wet" columns within the leased space

-     Pressurized fire stairs

- Standard "Class E" life safety equipment located in lobby, available for TENANT tie in at TENANT's cost

-     Electrical service switch for direct metering by TENANT

-     Available fiber optic service

-     new bathrooms built to Building standards, including ADA

- sprinkler loop with redistribution adapted to TENANT fit up, at TENANT's cost

-     new operable windows (Thermopane)

-     4-8 air handlers to provide approximately 55 tons of cooling

-     Skim Coat the floor

         2. TENANT is currently having plans ("TENANT'S PLANS") prepared, at TENANT's own expense, for the interior finish and other improvements to the Leased Premises ("TENANT'S WORK"). TENANT shall submit TENANT's Plans to LANDLORD no later than May 7, 2000. TENANT's Plans shall be substantially in accordance with the preliminary descriptions of the buildout proposed by TENANT, and shall otherwise be acceptable to LANDLORD in its reasonable direction.

         LANDLORD agrees to work with reasonable diligence with TENANT prior to May 7th to enable TENANT to deliver a set of plans to LANDLORD on said date which LANDLORD approves. Provided LANDLORD responds to TENANT's preliminary plans within five (5) days of any request by TENANT, failure of TENANT to deliver TENANT's Plans in final form by

May 7th shall constitute a TENANT Delay.

         3. LANDLORD agrees that all contracts and subcontracts for work within the Leased Premises shall be bid to a minimum of two (2) qualified contractors selected by LANDLORD, and that TENANT shall have the right to submit the contract for bid to an additional contractor. LANDLORD shall make available for review by TENANT copies of all bids received and TENANT shall, within five
(5) business days of receipt thereof, notify LANDLORD if TENANT has a preference with respect to any such contractor. The LANDLORD shall select the contractor or subcontractor submitting the lowest bid, unless the LANDLORD, in its reasonable discretion, elects not to select the low bidder because of a concern with respect to quality or cost of the work or the ability of the selected contractor or subcontractor to perform in a timely manner. TENANT shall have the right to review bids for purposes of value engineering and suggesting changes to the LANDLORD who shall communicate such suggestions to the contractors with a request for a revision of bids. Change orders made by TENANT after approval of the TENANT's Plans shall be bid to multiple contractors at LANDLORD's discretion, and any additional time required to effect such changes shall constitute TENANT Delay.

         4. LANDLORD shall pay for the work set out in TENANT's Plans up to the amount of $30.00 per rentable square foot (the "BUILDOUT ALLOWANCE"). TENANT shall pay any amounts in excess of the Buildout Allowance promptly upon receipt of a bill therefor, provided that LANDLORD shall have expended the full $608,130.00 of the Buildout Allowance prior to submitting any such bill to TENANT. TENANT shall have the right to review LANDLORD's receipts, invoices and other information from the contractor as it relates to buildout of the Leased Premises.

         LANDLORD shall receive a fee of five percent (5%) of hard construction costs for supervising the initial buildout.

         5. LANDLORD shall request that the contractor notify TENANT of the date of substantial completion of TENANTS Work at least five (5) days prior thereto.

                                    EXHIBIT C

                          Form of Estoppel Certificate

Landlord:         RAK Old South Associates Limited Partnership

Tenant:           Color Kinetics, Inc.

Address of Tenant:         10 Milk Street, Boston, Massachusetts 02108

Premises:         Approximately 20,271 square feet of Rentable Area on the
                  Eleventh Floor of the building located at 10 Milk Street, Boston, Massachusetts (the "BUILDING").

Lease: That certain Lease, dated April __, 2000, by and between Landlord and Tenant and the following amendments, if any, (the "Lease") a copy of which is attached and made a part hereof.

Commencement Date:                   _________________

Expiration Date:                     _________________

Security Deposit:                    $________________

Basic Annual Rent:                   $________________

Monthly Installments
Basic Annual Rent Paid
Through:                             _________________

Current Estimated
Monthly Installment of
Operating Expenses:                  $________________

Current Estimated
Monthly Installment of
Taxes                                $________________

Tenant hereby certifies as true and correct the following statements:

         (a) The Lease is a true, correct and complete agreement between Landlord and Tenant with respect to the premises described therein (the "LEASED PREMISES").

         (b) The Lease is in full force and effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, supplemented or changed, whether in writing or orally (including, without limitation, any agreement by Landlord to assume any lease of Tenant covering space in other property), except as disclosed herein.

         (c) Tenant is in sole possession of and is occupying the Leased Premises. Except as specified below, Tenant is not in any respect in default under the Lease and has not subleased all or any part of the Leased Premises or assigned the Lease, or otherwise transferred or hypothecated its interest in the Lease or the Leased Premises.

         (d) The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no options or rights of renewal, extension, expansion, purchase or first refusal concerning the Lease, the Leased Premises or other space within the Building of which the Leased Premises are a part, except as set forth below. Tenant has not exercised any option or rights to renew, extend, amend, modify, or change the term of the Lease, except as set forth below. Tenant does not have any preferential right to purchase all or any part of the property of which the Leased Premises are a part.

         (do not leave blank--write "N/A" if not applicable)

         _______________________________________________________________

         (e) The Basic Annual Rent and other amounts payable under the Lease are correctly stated above. Monthly Installments of Basic Annual Rent have been paid through the date stated above. Tenant has not prepaid any rent for more than one (1) month and is paying rent under the Lease on a current basis with no offsets, credits, claims or setoffs. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, which are unexpired, except as disclosed herein.

         (f) Tenant has deposited the Security Deposit stated above with Landlord, and to the best of Tenant's knowledge, none of the Security Deposit has been applied by Landlord to the payment of rent or any other amounts due under the Lease.

         (g) Unless otherwise stated below, as of the date hereof, Landlord has fully performed all of its obligations under the Lease and has satisfied all commitments made to induce Tenant to enter into the Lease. Tenant has no right of reduction, abatement or set-off against the rent or any other charge payable to Landlord. To the best of Tenant's knowledge, Landlord is not in default under the terms and conditions of the Lease and no event has occurred which would constitute a default under the Lease, either upon service of notice or passage of time. To the best of Tenant's knowledge, no claim, controversy or dispute exists between Tenant and Landlord. As of the date hereof, Tenant is not asserting that the Lease is not fully enforceable by Landlord in accordance with its terms.

         (h) All construction, build-out, improvements, or alterations to the Leased Premises required under the Lease have been fully completed in accordance with the plans and specifications described in the Lease and all contributions required to be made by Landlord on account thereof have been made.

         (i) Landlord has not previously given any consent to Tenant (i.e., consent to sublease or alter the Leased Premises) that is required under the Lease before the taking of any action by Tenant, except as disclosed herein.

         (j) Tenant is not insolvent and is able to pay its debts as they mature. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

1. Tenant agrees that from and after the date hereof, Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.

2. Tenant hereby certifies that the address for notices to Tenant under the Lease is correctly set forth above.

         This certificate has been given to _________________ with the understanding that _________________ will rely hereon in connection with [loans which will be secured by the property of which the Leased Premises constitute a part] [the purchase of the property of which the Leased Premises constitute a part]. The undersigned hereby certifies that he or she is duly authorized to sign and deliver this Estoppel Certificate.

         IN WITNESS WHEREOF, Tenant has caused this Estoppel Certificate to be executed by its duly authorized representative as of the ____day of ________________, ____.

                                                 TENANT:

                                                 COLOR KINETICS, INC.

                                                 By:____________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT D

                              Rules and Regulations

         TENANT shall faithfully observe and comply with the following Rules and Regulations. LANDLORD shall not be responsible to TENANT for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, and halls shall not be obstructed or encumbered by any TENANT or used for any purpose other than ingress and egress to and from the Leased Premises.

         2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of LANDLORD, in LANDLORD's sole discretion. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of LANDLORD, in LANDLORD's sole discretion. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design, and color, and attached in the manner approved by LANDLORD, in LANDLORD's sole discretion. TENANT shall use 1/2-inch Levelor blinds for all exterior windows (exact specifications to be provided by LANDLORD).

         3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any TENANT on any part of the outside of the Leased Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of LANDLORD, in LANDLORD's sole discretion, except that the name of TENANT may appear on the entrance door of the Leased Premises and on the electronic directory at the security console in the Building lobby. In the event of a violation of the foregoing by TENANT, LANDLORD may remove same without any liability and may charge the expense incurred by such removal to the TENANT or TENANT's violating this rule. Interior signs on doors shall be inscribed, painted or affixed for each TENANT by LANDLORD at the expense of such TENANT and shall be of a size and style acceptable to the LANDLORD, in LANDLORD's sole discretion.

         4. TENANT shall not occupy or permit any portion of the Leased Premises demised to it to be occupied as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau, or for a government agency. TENANT shall not engage or pay any employees on the Leased Premises, except those actually working for TENANT at the Premises, nor advertise for labor giving an address at the Premises. The Premises shall not be used for gambling, lodging, or sleeping or for any immoral or illegal purposes. The Leased Premises shall not be used for the manufacture, storage, or sale of merchandise, goods or property of any kind whatsoever.

         5. The skylights, windows, and doors that reflect or admit light and air into the halls, passageway or other public places in the Building shall not be covered or obstructed by any TENANT. No materials shall be placed in the corridors or vestibules nor shall any articles obstruct any air conditioning supply or exhaust vent.

         6. No TENANT shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of LANDLORD and as it may direct. Should a TENANT require telegraphic, telephonic, or other communication service, LANDLORD will direct the electricians where and how wires are to be introduced and placed, and none shall be introduced or placed except as LANDLORD shall direct. Electric current shall not be used for power or heating without LANDLORD's prior written permission. Neither TENANT nor TENANT's Agents including, but not limited to, electrical repairmen and telephone installers, shall lift, remove or in any way alter or disturb any of the interior ceiling materials of the Premises or Building, nor shall any of same have any access whatsoever to the area above the interior ceiling of the Leased Premises or the Building except with the prior written consent of LANDLORD and in accordance with guidelines established by LANDLORD. No antennas shall be permitted.

         7. No vehicles (except bicycles) or animals of any kind shall be brought into or kept in or about the Premises. No TENANT shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

         8. No TENANT shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No TENANT shall throw anything out of doors, windows, skylights, or down the passageways.

         9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any TENANT, nor shall any changes be made in existing locks or the mechanism thereof. Each TENANT must, upon the termination of his tenancy restore to the LANDLORD all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such TENANT. TENANT shall pay to the LANDLORD the cost of any lost keys.

         10. TENANT will refer all contractors, contractors' representatives and installation technicians, rendering any service to TENANT, to LANDLORD for LANDLORD's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         11. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the LANDLORD or its agent may determine from time to time. All such movement shall be under supervision of LANDLORD and in the manner agreed between TENANT and LANDLORD by pre-arrangement before performance. Such prearrangements initiated by TENANT will include determination by LANDLORD, subject to his decision and control, of the time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. LANDLORD reserves the right to prescribe the weight and position of all safes, which must be placed upon 2-inch thick plank strips to distribute the weight. Any damage done to the Building or to other

TENANT's or to other persons in bringing in or removing safes, furniture or other bulky or heavy articles shall be paid for by the TENANT.

         12. TENANT agrees that all machines or machinery placed in the Leased Premises by TENANT will be erected and placed so as to prevent any vibration or annoyance to any other TENANTS in the Building of which the Leased Premises are a part, and it is agreed that upon written request of LANDLORD, TENANT will, within ten (10) days after the mailing of such notice, provide approved settings for the absorbing, preventing, or decreasing of noise from any or all machines or machinery placed in the Leased Premises.

         13. Each TENANT shall, at its expense, provide artificial light for the employees of the LANDLORD while doing janitor service or other cleaning, and in making repairs or alterations in said Leased Premises.

         14. Employees of LANDLORD shall not receive or carry messages for or to any TENANT or other person nor contract with or render free or paid services to any TENANT or TENANT's agent, employees, or invitees.

         15. Canvassing, soliciting, and peddling in the Building is prohibited and each TENANT shall cooperate to prevent the same.

         16. TENANT shall have the free use of the mail chutes, if any, installed in the Building, but the LANDLORD does not guaranty the efficiency of the said mail chutes and shall not be responsible for any damage or delay which may arise from use thereof.

         17. LANDLORD specifically reserves the right to refuse admittance to the Building from 7 p.m. to 7 a.m. daily, or on Saturdays, Sundays or legal holidays, to any person or persons who cannot furnish satisfactory identification, or to any person or persons who, for any other reason in the LANDLORD's judgment, should be denied access to the Leased Premises. LANDLORD, for the protection of the TENANT and TENANT's effects may prescribe hours and intervals during the night and on Saturdays, Sundays and holidays, when all persons entering and departing the Building shall be required to enter their names, the offices to which they are going. or from which they are leaving, and the time of entrance and departure in a register provided for the purpose by the LANDLORD.

         18. No TENANT, nor any of TENANT's Agents, shall at any time bring or keep upon the Premises any inflammable, combustible, or explosive fluid, chemical, or substance.

         19. LANDLORD reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in LANDLORD's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Leased Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. LANDLORD shall not be responsible to TENANT or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. TENANT shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Leased Premises.

                                   Exhibit E


                                     DRAFT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB00ISXXX

DATE:

BENEFICIARY:
RAK OLD SOUTH ASSOCIATES, LIMITED PARTNERSHIP
140 WEST 57TH STREET
NEW YORK, N.Y. 10019

APPLICANT:
COLOR KINETICS
50 MILK STREET, 17TH FLOOR
BOSTON, MA 02109

AMOUNT: US$000.000.00

(XXXXXXXXXXXXXXXXXXXXXXXXXXX AND 00/100 U.S. DOLLARS)

EXPIRATION DATE: (INSERT EXPIRATION DATE)

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE TRANSFERABLE STANDBY LETTER OF CREDIT NO. SVB00ISXXXX IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.   THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. A DATED CERTIFICATION SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY, FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:

         "AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURED UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN COLOR KINETICS, AS TENANT, AND RAK OLD SOUTH ASSOCIATES. LIMITED PARTNERSHIP, AS LANDLORD, AND THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE LANDLORD TO NOW DRAW DOWN ON THE LETTER OF CREDIT."

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN

ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND (INSERT FINAL EXPIRY DATE).

THIS LETTER OF CREDIT IS TRANSFERABLE SUCCESSIVELY IN ITS ENTIRETY ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY OR IS THE NEW OWNER OF 10 MILK STREET, BOSTON, MASSACHUSETTS ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT "A" ATTACHED HERETO). OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00) IS FOR THE ACCOUNT OF THE APPLICANT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF
CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK. 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

__________________________________               _______________________________
AUTHORIZED SIGNATURE                             AUTHORIZED SIGNATURE

                                   EXHIBIT "A"

DATE:

TO:  SILICON VALLEY BANK
     3003 TASMAN DRIVE                          RE: STANDBY LETTER OF CREDIT
     SANTA CLARA, CA 95054                      NO. _______________ ISSUED BY
       ATTN:  INTERNATIONAL DIVISION.           SILICON VALLEY BANK, SANTA CLARA
       STANDBY LETTERS OF CREDIT                L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

______________________________
(BENEFICIARY'S NAME)

______________________________
SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

______________________________
(NAME OF BANK)

______________________________
AUTHORIZED SIGNATURE

                                   Exhibit F

                            JANITORIAL SPECIFICATIONS

                                OFFICES - CARPET

DAILY SERVICE

- Empty all trash receptacles; replace liners if necessary but not less than weekly. (LINERS TO BE PROVIDE BY CONTRACTOR)

-    Remove all collected trash to designated area.

-    Empty and damp wipe ashtrays.

- Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

-    Spot clean all partition glass.

-    Dust wipe and sanitize all telephones including ear and mouth pieces.

-    Using approved spotter, spot clean carpeted areas.

-    Vacuum all carpeted areas.

THREE TIMES/WEEKLY SERVICE

-    Dust all furniture, fixtures, equipment and accessories.

WEEKLY SERVICE

-    Dust all low reach areas.

-    Using tank vacuum or back pack, vacuum corners edges and chairs.

MONTHLY SERVICE

-    Dust all high reach areas.

EVERY OTHER MONTH SERVICE

-    Dust all window blinds.

-    Dust HVAC louvers / diffusers.

NOTE : Vacuuming is accomplished in most cases, by a combination of tasks FULL - TRAFFIC - DETAIL - SPOT. Combined, they provide the vacuuming required.

                             OFFICES - HARD SURFACES

DAILY SERVICE

- Empty all trash receptacles; replace liners if necessary but not less than weekly. (LINERS TO BE PROVIDE BY CONTRACTOR)

-    Remove all collected trash to designated area.

-    Empty and damp wipe ashtrays.

-    Dust all furniture, fixtures, equipment and accessories.

- Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

-    Spot clean all partition glass.

-    Dust wipe and sanitize all telephones including car and mouth pieces.

-    Dust mop all hard surface floors with treated or electrostatic dust mop.

-    Mop all stains and spills, especially coffee and drink spills.

WEEKLY SERVICE

-    Dust all low reach areas.

-    Using a high speed machine spray buff all hard surface areas.

MONTHLY SERVICE

-    Dust all high reach areas.

-    Vacuum all fabric furniture.

-    Clean all baseboards.

-    Dust HVAC louvers / diffusers.

-    Dust all window blinds.


EVERY OTHER MONTH SERVICE

- Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.

YEARLY SERVICE

-    Strip hard surface floor and recoat with three coats of floor polish.

BI-ANNUAL SERVICE

-    Window cleaning

                   KITCHENETTES/COFFEE STATIONS - HARD SURFACE

DAILY SERVICE

- Empty all trash receptacles; replace liners if necessary but not less then weekly. (LINERS TO BE PROVIDE BY CONTRACTOR)

-    Remove all collected trash to designated area.

- Spot clean all horizontal and vertical surfaces removing fingerprints, smudges, and stains.

-    Using a damp cloth-dust all horizontal surfaces.

-    Damp clean and sanitize table tops.

-    Dust mop all hard surface floors with treated or electrostatic dust mop.

-    Mop all stains and spills, especially coffee and drink spills.

WEEKLY SERVICE

-    Spot clean backs and seats of chairs.

-    Using a high speed floor machine spray buff all hard surface areas.

MONTHLY SERVICE

-    Clean all baseboards.

-    Dust HVAC louvers / diffusers.


              CORRIDORS - ELEVATOR LOBBIES - CARPET / HARD SURFACE

DAILY SERVICE

-    Dust mop all hard surface floors with treated or electrostatic dust mop.

-    Mop all stains and spills, especially coffee and drink spills.

-    Clean and polish all bright metalwork.

-    Using a high speed floor machine spray buff all hard surface areas.

- Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

- Using approved spotter, spot clean carpeted area. Vacuum all carpeted traffic lane areas.

WEEKLY SERVICE

- Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all carpeted areas.

-    Dust all low reach areas.

MONTHLY SERVICE

-    Dust all high reach areas.

- Machine scrub hard surface-floor and apply one coat of polish, allow to dry, then buff.


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YEARLY SERVICE

-    Strip hard surface floor and recoat with three coats of floor polish.

                            RESTROOMS - CERAMIC TILE

DAILY SERVICE

- Refill dispensers, empty trash, clean and sanitize all restroom fixtures, wipe all counters, clean mirrors, wipe chrome, spot wipe partitions, sweep and damp mop floors using a germicidal cleaner. Empty sanitary napkin holders. (PAPER TOWEL, TOILET PAPER AND HAND SOAP TO BE PROVIDE BY OWNER)

MONTHLY SERVICE

- Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.

-    Dust and clean all returns air vents.

-    Wash all restroom partitions on both sides.

YEARLY SERVICE

-    Wash all walls using machine.

                        PRIVATE RESTROOMS - HARD SURFACE

DAILY SERVICE

- Refill dispensers, empty trash, clean and sanitize all restroom fixtures, wipe all counters; clean mirrors, wipe chrome, spot wipe partitions, sweep and damp mop floors using a germicidal cleaner. Empty sanitary napkin holders. (MEDICAL CLINICS LAVATORIES NOT INCLUDED)


MONTHLY SERVICE

-    Dust and clean all return air vents.

-    Wash all restroom partitions on both side.

- Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.


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                               COPIER ROOMS - TILE

DAILY SERVICE

- Empty all trash receptacles; replace liners if necessary but not less than weekly. (liner to be provide by contractor)

-    Remove all collected trash to designated area.

-    Dust all horizontal surfaces.

- Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

-    Dust mop all hard surface floors with treated or electrostatic dust mop.

-    Mop all stains and spills, especially coffee and drink spills.

WEEKLY SERVICE

-    Dust high and low areas (E.G., PICTURES, PARTITION TOPS, ETC.).

MONTHLY SERVICE

-    Clean all baseboards.

-    Dust HVAC louvers / diffusers.


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                                    EXHIBIT B
                                    Premises

                                      -15-